                          SECOND AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT


                            dated as of May 31, 1995


                                     among


                         MASADA SECURITY HOLDINGS, INC.

                                      and

                        CERTAIN PURCHASERS NAMED HEREIN.

                               TABLE OF CONTENTS

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SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.  Authorized Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                     (a)  Class A Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                     (b)  Class B Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                     (c)  Class C Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                     (d)  Class A Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                     (e)  Class B Convertible Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                     (f)  Class C Convertible Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 3.  Acquisition of Class C Convertible Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 4.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 5.  Representations and Warranties of MSH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                     (a)  Organization and Corporate Power of MSH and Masada  . . . . . . . . . . . . . . . . . . . .  10
                     (b)  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                     (c)  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                     (d)  Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                     (e)  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                     (f)  No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                     (g)  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                     (h)  Pro Forma Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                     (i)  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                     (j)  Events Subsequent to the Date of the Balance Sheet  . . . . . . . . . . . . . . . . . . . .  13
                     (k)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                     (l)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                     (m)  Patents, Trademarks, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                     (n)  Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                     (o)  Assumptions, Guaranties, etc. of Indebtedness of Other Persons  . . . . . . . . . . . . . .  15
                     (p)  Significant Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                     (q)  Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                     (r)  Small Business Concern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                     (s)  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 6.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                     (a)  Fulfillment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                     (b)  Accounts and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

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                                                                                                                      ----
                     (c)  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                     (d)  Conduct of Business; Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . .  18
                     (e)  Notice of Meetings and Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . .  18
                     (f)  General Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                     (g)  Key Man Life Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                     (h)  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (i)  Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (j)  Stock Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (k)  Reserve for Conversion Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                     (l)  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                     (m)  ByLaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                     (n)  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 7.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                     (a)  Amendment to Masada Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                     (b)  Restrictions on Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                     (c)  Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                     (d)  Restrictions in Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                     (e)  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                     (f)  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                     (g)  Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                     (h)  Use of Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 8.  Representations and Covenants of Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 9.  Events of Non-Compliance and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 10.  Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (a)  Opinion of Counsel for MSH and Masada . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (b)  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (c)  Transaction Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (d)  Amendment of Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (e)  Amendment of ByLaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (f)  Preemptive and Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                     (g)  Issuance of Class C Convertible Preferred Stock . . . . . . . . . . . . . . . . . . . . . .  25
                     (h)  Purchasers Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                     (i)  Purchasers' Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                     (j)  SBA Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 11.  Waivers, Amendments and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 12.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

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SECTION 13.  Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                     (a)  Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                     (b)  Piggy-Back Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                     (c)  Limitations, Conditions and Qualifications to Obligations of MSH under
                          Registration Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                     (d)  Customary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                     (e)  Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 14.  Dilution Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 15.  Transferability of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                     (a)  No Transfer of Class A Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                     (b)  Transfers to Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                     (c)  Right of Co-Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                     (d)  Death of Harms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                     (e)  Repurchase Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                     (f)  Fair Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                     (g)  Repurchase Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                     (h)  Redemption Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 16.  Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 17.  Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 18.  Pledge or Transfer of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 19.  Understanding Among the Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 20.  Banks' Security Interest in Masada Stock; Subordination  . . . . . . . . . . . . . . . . . . . . . . . .  41

SECTION 21.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 22.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 23.  Third Party Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 24.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 25.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 26.  Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42





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
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SECTION 27.  Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 28.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 29.  Authority of Signatories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 30.  Non-Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 31.  Rights of Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

Exhibit A -          Historical Financial Data

                          SECOND AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT


                     THIS SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT made as of the 31st day of May, 1995, by and among MASADA SECURITY HOLDINGS, INC., a Delaware corporation formerly known as Masada Security, Inc. ("MSH"), CENTENNIAL FUND III, L.P., a Delaware limited Partnership ("Centennial III"), CRITERION VENTURE PARTNERS III, LIMITED, a Texas limited partnership ("Criterion"), NORWEST EQUITY PARTNERS IV, A MINNESOTA LIMITED PARTNERSHIP ("Norwest IV"), SOUTH ATLANTIC VENTURE FUND II, LIMITED PARTNERSHIP, a Delaware limited partnership ("South Atlantic II"), and THE O. GENE GABBARD REVOCABLE TRUST, U/T/A dated September 4, 1992 ("Gabbard"), as successor in interest to
O. Gene Gabbard, an individual residing in the State of North Carolina (Centennial III, Criterion, Norwest IV, South Atlantic II and Gabbard being hereinafter sometimes collectively referred to as the "Initial Purchasers" and individually as an "Initial Purchaser"), TERRY W. JOHNSON, an individual residing in the State of Alabama ("Johnson"), and DARYL E. HARMS, an individual residing in the State of Alabama ("Harms") (Johnson and Harms being hereinafter sometimes collectively referred to as the "Management Purchasers" and individually as a "Management Purchaser"), MSAM, INC., a Florida corporation ("MSAM") and HANCOCK VENTURE PARTNERS IV-DIRECT FUND L.P., a Delaware partnership ("Hancock"), CENTENNIAL FUND IV, L.P., a Delaware limited partnership ("Centennial IV"), BERTIL D. NORDIN, an individual residing in the State of Georgia ("Nordin"), CAROL DEB. WHITAKER, an individual residing in the State of Colorado ("Whitaker"), NORWEST EQUITY PARTNERS V, A MINNESOTA LIMITED LIABILITY PARTNERSHIP ("Norwest V"), SOUTH ATLANTIC VENTURE FUND III, LIMITED PARTNERSHIP, a Delaware limited partnership ("South Atlantic III"), and CHEMICAL VENTURE CAPITAL ASSOCIATES, a California partnership ("CVCA") (Hancock, Nordin, Whitaker, Centennial IV, Norwest V, South Atlantic III and CVCA, together with the Initial Purchasers and the Management Purchasers, being hereinafter sometimes collectively referred to as "Purchasers" and individually as a "Purchaser").

                     WHEREAS, MSH was organized to serve as the sole general partner of Masada Security Limited Partnership, a Delaware limited partnership (the "Partnership"), which was formed to serve as the initial investment vehicle for the acquisition, construction, ownership, operation and management of security alarm systems by MSH throughout the United States (the "Masada Business");

                     WHEREAS, MSH, the Initial Purchasers, the Management Purchasers and MSAM entered into a certain Securities Purchase Agreement, dated as of February 1, 1993 (the "Original Securities Purchase Agreement"), whereby MSH agreed to sell and each of the Initial Purchasers and the Management Purchasers agreed to purchase certain securities of MSH described therein upon the terms and conditions set forth therein;

                     WHEREAS, MSH changed its name from Masada Security, Inc. to Masada Security Holdings, Inc. pursuant to a Certificate of Amendment filed with the Delaware Secretary of State on February 7, 1994;

                     WHEREAS, MSH formed Masada Security, Inc. ("Masada"), a Delaware close corporation and wholly owned Subsidiary of MSH, for the purpose of effectuating a merger between the Partnership and Masada, whereby MSH, in its capacity as the sole general partner and a limited partner of the Partnership, received shares of stock of Masada in exchange for its Partnership interests and MSAM, as a limited partner of the Partnership, and the holders of debt securities of the Partnership received shares of stock of MSH in exchange for their Partnership interests;

                     WHEREAS, pursuant to a certain Agreement of Merger between Masada, MSH and the Partnership, dated February 10, 1994, and a Certificate of Merger filed with the Delaware Secretary of State on February 10, 1994, the Partnership was merged into Masada and Masada became the surviving entity with respect to the Masada Business;

                     WHEREAS, to amend and restate the Original Securities Purchase Agreement, MSH, the Initial Purchasers, the Management Purchasers, MSAM, Hancock, Centennial IV, Nordin and Whitaker entered into an Amended and Restated Securities Purchase Agreement, dated as of February 11, 1994 (the "First Amended and Restated Securities Purchase Agreement") in order to reflect the creation of Masada, the merger of the Partnership into Masada, the issuance of additional securities of MSH to the Purchasers and the addition of Hancock, Centennial IV, Nordin and Whitaker as parties to that agreement;

                     WHEREAS, to further capitalize MSH, who in turn will capitalize Masada, the Purchasers have agreed to purchase certain securities of MSH upon the terms and subject to the conditions hereinafter set forth; and

                     WHEREAS, MSH, the Purchasers, the Management Purchasers and MSAM desire to amend and restate the First Amended and Restated Securities Purchase Agreement to reflect the issuance of additional securities of MSH to certain of the Purchasers and the addition of Norwest V, South Atlantic III, and CVCA to this Agreement.

                     NOW, THEREFORE, based upon the foregoing and mutual covenants herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                     SECTION 1. Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Section 1 shall have the meanings assigned to them below, such meanings to be applicable to singular and plural nouns and verbs of any tense; (b) all references in this Agreement to designated Sections and other subdivisions are to the designated Sections and other subdivisions of this Agreement as originally executed and as amended from time to time; and (c) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole.

                     "Affiliate" shall mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, (i) "control", when used with respect to any specified Person, means the power to direct the management and policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing and (ii) the officers, directors and shareholders of MSH shall be deemed to be Affiliates of Masada.

                     "Agreement" shall mean the Original Securities Purchase Agreement, as amended and restated by the First Amended and Restated Securities Purchase Agreement, as further amended and restated as of the date hereof, and any further amendment, modification or restatement thereof made in accordance with the provisions of Section 11.

                     "ByLaws" shall mean the Amended and Restated Bylaws of MSH as adopted by the stockholders of MSH, as amended from time to time in accordance with the requirements of the Certificate.

                     "Certificate" shall mean the Second Restated Certificate of Incorporation of MSH and any amendments or restatements which are made in accordance with the requirements thereof.

                     "Change of Control" shall mean the acquisition by any Person or group of a direct or indirect majority in interest (more than 50%) of the Voting Stock of MSH by way of merger or consolidation or otherwise.

                     "Class B Equivalent Stock" shall mean the sum of (i) the number of shares of outstanding Class B Common Stock plus (ii) the number of shares of Class B Common Stock issuable upon the conversion of the Class B Convertible Preferred Stock at the then applicable conversion price.

                     "Class C Equivalent Stock" shall mean the sum of (i) the number of shares of outstanding Class C Common Stock plus (ii) the number of shares of Class C Common Stock issuable upon the conversion of the Class C Convertible Preferred Stock at the then applicable conversion price.

                     "Class S Preferred Stock" shall mean seventy-five thousand two hundred (75,200) shares of the Class S Preferred Stock, Series A of Masada, $.01 par value, and five hundred (500) shares of the Class S Preferred Stock, Series B of Masada, $.01 par value, each having the rights and preferences set forth in the Masada Certificate, all of which are issued and outstanding in the name of MSH.

                     "Common Stock" shall mean the Class A Common Stock, Class B Common Stock, Class C Common Stock and any other classes of the common stock of MSH hereafter authorized.

                     "Contractually Precluded" shall mean the existence or presence of a covenant in any Loan Agreement which would be violated by the making of any dividend or redemption payment in respect of the Class A Preferred Stock, the Class S Preferred Stock or the Convertible Preferred Stock. In the event any such payment is Contractually Precluded, MSH shall, and shall cause Masada to, use their reasonable best efforts to cause the removal or waiver of such covenant that results in any such payment being Contractually Precluded, and upon such removal or waiver, such payment shall be immediately due; provided, however, that the parties to this Agreement acknowledge and consent to the restrictions with respect to such payments set forth in Section 4.07 of the Term Loan Agreement as in effect as of the date hereof and any substantially similar restriction contained in any amendment to the Term Loan Agreement.

                     "Convertible Preferred Stock" shall mean any of the outstanding shares of the Class B Convertible Preferred Stock and the Class C Convertible Preferred Stock.

                     "Interests" shall mean any evidence of equity ownership of any Person, whether represented by common stock, preferred stock, securities convertible into or exercisable for the purchase or other acquisition of common stock (including convertible debentures, warrants and options), trust certificates or general or limited partnership interests.

                     "Loan Agreement" shall mean any note, security agreement, loan agreement or other document evidencing or securing funded indebtedness of MSH or any of its Subsidiaries which is secured by a security interest or lien on a significant part of the assets of MSH or any of its Subsidiaries. The Loan Agreement in effect as of the date hereof is that certain Revolving Credit and Term Loan Agreement among State Street Bank and Trust Company ("State Street"), Citizens Savings Bank (together with State Street, the "Banks") and Masada, dated as of February 11, 1994, as amended (the "Term Loan Agreement").

                     "Masada Bylaws" shall mean the Bylaws of Masada as adopted by the sole shareholder of Masada, as amended from time to time in accordance with the requirements of the Masada Certificate.

                     "Masada Certificate" shall mean the Certificate of Incorporation of Masada and any amendments or restatements which are made in accordance with the requirements thereof.

                     "Masada Stock" shall mean ten thousand (10,000) shares of the common stock of Masada, $1.00 par value, having the rights and preferences set forth in the Masada Certificate, all of which have been issued and are outstanding in the name of MSH.

                     "Merger" shall mean the merger of the Partnership and Masada pursuant to the Merger Documents, whereby Masada is the surviving Person.

                     "Merger Documents" shall mean the Agreement of Merger between Masada, MSH and the Partnership, dated as of February 10, 1994, the Certificate of Merger filed with the Delaware Secretary of State on February 10, 1994, and such other documents and instruments executed and delivered in connection with the Merger.

                     "Partners Presentation" shall mean, collectively, (i) the Partners Presentation, dated March 1995, as delivered by MSH and Masada to the Purchasers and (ii) the historical financial data of MSH in the form attached as Exhibit A hereto.

                     "Person" shall mean any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business trust bank, trust company or estate (including any beneficiaries thereof), unincorporated organization, cooperation or association or government or any agency or political subdivision thereof.

                     "Preferred Stock" shall mean any of the outstanding shares of Class A Preferred Stock, Class B Convertible Preferred Stock and Class C Convertible Preferred Stock.

                     "Qualified Public Offering" means a public offering of Common Stock or Common Stock Equivalents (as defined in the Certificate) through an underwriter, whether on a best efforts or a firm commitment basis, pursuant to a registration statement filed in accordance with the Act in which the gross proceeds received by MSH (without regard to underwriting discounts or commissions or offering expenses) are at least $15,000,000, and the offering price is at least $75.00 per share of Common Stock or its equivalent if Common Stock Equivalents (as defined in the Certificate) are sold (adjusted for stock dividends, stock splits and reverse stock splits occurring after the date hereof).

                     "Registerable Securities" shall mean all shares of Class B Common Stock (other than shares issued pursuant to the 1994 Stock Option Plan or 1995 Stock Option Plan and held by management of MSH or Masada) or Class C Common Stock, and as otherwise indicated in Section 13, which are not then covered by a currently effective registration statement under the Act.

                     "Requisite Holders" shall mean the holders of seventy-five percent (75%) of either the shares of Class C Equivalent Stock or the shares of Class B Equivalent Stock, as the case may be.

                     "Shares" shall mean any of the outstanding shares of Preferred Stock issued to the Purchasers.

                     "Subsidiary" shall mean any Person in which MSH or any of its Subsidiaries, directly or indirectly, owns any Interests such that MSH, directly or indirectly, has majority voting control over such Person.

                     "Transaction Documents" shall mean this Second Amended and Restated Securities Purchase Agreement, the Certificate, and all other documents and instruments executed and delivered on or about the date hereof in connection with the issuance of the Class C Convertible Preferred Stock, and all amendments, modifications or restatements to the foregoing which are made in accordance with the respective requirements thereof.

                     "Voting Stock" shall mean, relative to any Person, one or more classes of capital stock of such Person having general voting power to elect the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes has or might have voting power by reason of the happening of any contingency).

                     "1994 Stock Option Plan" shall mean the Stock Option/Purchase Plan of Masada Security Holdings, Inc. adopted by the MSH board of directors effective February 11, 1994, which permits the granting of stock options and stock purchase awards for as many as 100,000 shares of Class B Common Stock to key employees and/or non-employee directors of MSH and Masada.

                     The following terms shall have the meanings indicated or referred to in the following Sections of this Agreement:

         Term                                                  Section
         ----                                                  -------
         Act                                                   5(c)
         Balance Sheet                                         5(i)
         Blue Sky Laws                                         5(c)
         Business Enterprise                                   15(f)
         Centennial III                                        Introduction
         Centennial IV                                         Introduction
         Class A Common Stock                                  2(a)
         Class A Preferred Stock                               2(d)
         Class B Common Stock                                  2(b)
         Class B Convertible
           Preferred Stock                                     2(e)
         Class C Common Stock                                  2(c)
         Class C Convertible
           Preferred Stock                                     2(f)

         Class B Redemption Price                              16(b)
         Class C Redemption Price                              16(a)
         Closing                                               3
         Closing Date                                          3
         Code                                                  5(l)
         Criterion                                             Introduction
         CVCA                                                  Introduction
         Demand Registration                                   13(a)
         Event of Non-Compliance                               9
         Fair Market Value                                     15(f)
         Financial Statements                                  5(i)
         First Amended and Restated
           Securities Purchase Agreement                       Recitals
         force majeure event                                   27
         Gabbard                                               Introduction
         Hancock                                               Introduction
         Harms                                                 Introduction
         Initial Public Offering                               13(a)
         Initial Purchaser(s)                                  Introduction
         Intellectual Property                                 5(m)
         Johnson                                               Introduction
         Management Purchasers                                 Introduction
         Masada                                                Recitals
         Masada Business                                       Recitals
         MSAM                                                  Introduction
         MSH                                                   Introduction
         MSH Expenses                                          13(c)(i)
         Nordin                                                Introduction
         Norwest IV                                            Introduction
         Norwest V                                             Introduction
         Offered Shares                                        15(b)
         Original Securities Purchase
           Agreement                                           Recitals
         Partnership                                           Recitals
         Piggy-Back Registration                               13(b)
         Purchaser(s)                                          Introduction
         Qualified Appraiser                                   15(g)
         Repurchase Event                                      15(e)
         SBA                                                   5(e)
         Senior Obligations                                    20
         South Atlantic II                                     Introduction
         South Atlantic III                                    Introduction
         Term Loan Agreement                                   1
         Third Party Offer                                     15(b)

         Voting Trust                                          9(g)
         Whitaker                                              Introduction
         1995 Stock Option Plan                                6(j)

         SECTION 2. Authorized Securities.

         (a) Class A Common Stock. MSH has the authority to issue up to three hundred thirty-three thousand five hundred (333,500) shares of Class A Common Stock (the "Class A Common Stock"), $.01 par value, having the rights and preferences set forth in the Certificate, all of which are issued and are outstanding as set forth below:

                                                            Number of              Certificate
                           Shareholders                       Shares                 Number
                           ------------                     ---------              -----------
                           Johnson                                20                   A1
                           Harms                                  20                   A2
                           MSAM                              333,460                   A3

         (b) Class B Common Stock. MSH has the authority to issue up to one million seventy-eight thousand five hundred seventy-two (1,078,572) shares of Class B Common Stock (the "Class B Common Stock"), $.01 par value, having the rights and preferences set forth in the Certificate, five hundred seventy thousand two hundred forty (570,240) of which are issued and outstanding as set forth below:

                                                            Number of              Certificate
                           Shareholders                       Shares                 Number
                           ------------                     ---------              -----------
                           Centennial III                    209,435                   B6
                           Norwest IV                        188,305                   B7
                           South Atlantic II                 104,746                   B8
                           Criterion                          60,276                   B9
                           Gabbard                             3,739                   B10
                           Nordin                              3,739                   B11

         (c) Class C Common Stock. MSH has the authority to issue up to four hundred eighty-six thousand one hundred eleven (486,111) shares of Class C Common Stock (the "Class C Common Stock"), $.01 par value, having the rights and preferences set forth in the Certificate, none of which shall be outstanding prior to the Closing.

         (d) Class A Preferred Stock. MSH has the authority to issue up to seventy-five thousand seven hundred (75,700) shares of Class A Preferred Stock (the "Class A Preferred Stock"), $.01 par value, having the rights and preferences set forth in the Certificate, all of which are issued and outstanding as set forth below:

                                                                 Number of             Certificate
                           Shareholders                           Shares                  Number
                           ------------                         ----------             ------------
                           Centennial III                         27,800                    P1
                           Norwest IV                             25,000                    P2
                           South Atlantic II                      13,900                    P3
                           Criterion                               8,000                    P4
                           Gabbard                                   500                   PA7
                           Nordin                                    500                   PA6

         (e) Class B Convertible Preferred Stock. MSH has the authority to issue up to three hundred fifty-eight thousand three hundred thirty-two (358,332) shares of Class B Convertible Preferred Stock (the "Class B Convertible Preferred Stock"), $.01 par value, having the rights and preferences set forth in the Certificate, all of which are issued and outstanding as set forth below:

                                                                 Number of             Certificate
                           Shareholders                           Shares                  Number
                           ------------                         ----------              ----------
                           Johnson                                11,630                   PB1
                           Harms                                  11,630                   PB2
                           Centennial III                         25,020                   PB3
                           Centennial IV                          87,745                   PB4
                           Norwest IV                             83,149                   PB5
                           South Atlantic II                      46,221                   PB6
                           Criterion                               6,285                   PB7
                           Gabbard                                 1,399                   PB8
                           Nordin                                  1,399                   PB9
                           Whitaker                                  521                   PB10
                           Hancock                                83,333                   PB11

         (f) Class C Convertible Preferred Stock. MSH has the authority to issue up to four hundred eighty-six thousand one hundred eleven (486,111) shares of Class C Convertible Preferred Stock (the "Class C Convertible Preferred Stock"), $.01 par value, having the rights and preferences set forth in the Certificate, which shall be issued to the Purchasers as set forth in
Section 3.

         SECTION 3. Acquisition of Class C Convertible Preferred Stock. The closing shall take place at the offices of Burr & Forman, 3100 SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama 35203, at 10:00 a.m., Birmingham time, on May 31, 1995, or at such other location, date and time as may be agreed upon between the Purchasers and the MSH (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, MSH shall authorize the issuance of, and the Purchasers shall purchase in the aggregate, all of the authorized shares of Class C Convertible Preferred Stock for a price equal to thirty-six dollars ($36.00) per share, payable in immediately available federal funds wired to an account designated by MSH. The purchase and issuance of the Class C Convertible Preferred Stock shall occur concurrently with the execution and delivery of this Agreement, and the number of shares to be acquired by each Purchaser, the certificates representing such shares and the consideration paid therefor are set forth below:

                                                Number of             Certificate
        Shareholders                             Shares                  Number                   Cash
        ------------                           ----------              ----------                 ----
        Johnson                                    5,715                  PC1                 $   205,740
        Harms                                      5,715                  PC2                 $   205,740
        Centennial III                             8,464                  PC3                 $   304,704
        Centennial IV                            110,214                  PC4                 $ 3,967,704
        Criterion                                  1,190                  PC5                 $    42,840
        Norwest V                                 83,724                  PC6                 $ 3,014,064
        South Atlantic II                         23,267                  PC7                 $   837,612
        South Atlantic III                        23,267                  PC8                 $   837,612
        Gabbard                                      472                  PC9                 $    16,992
        Nordin                                       472                  PC10                $    16,992
        Whitaker                                   1,389                  PC11                $    50,004
        Hancock                                   83,333                  PC12                $ 2,999,988
        CVCA                                     138,889                  PC13                $ 5,000,004

         SECTION 4. Use of Proceeds. MSH shall contribute the cash proceeds from the sale of its securities, as described in Section 3, to the capital of Masada to be used as follows: to repay as much as approximately $16,000,000 of revolving indebtedness under the Term Loan Agreement; to invest as much as $1,200,000 in Centennial Security, Inc.; for general corporate purposes and for the expansion of the Masada Business; provided, however, that no proceeds shall be used to repay any non-revolving portion of the Term Loan Agreement or to repay any other long-term, non-revolving indebtedness.

         SECTION 5. Representations and Warranties of MSH. MSH represents and warrants to each of the holders of Shares as follows:

         (a) Organization and Corporate Power of MSH and Masada. Each of MSH and Masada has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate power and corporate authority to own its properties, and to conduct its business as such business is proposed to be conducted and to carry out the transactions contemplated hereby. MSH is duly qualified and in good standing as a foreign corporation in the States of Alabama, Florida and Georgia. Masada is duly qualified and in good standing as a foreign corporation in the States of Louisiana, Texas, Virginia, California, Maryland, Oklahoma, Florida, Alabama and Georgia, which states constitute the only states in which Masada maintains any offices, stations any employees or possesses any assets. Except as set forth in Schedule 5(a) hereto, MSH has no Subsidiaries or Interests in any Person other than Masada and does not engage in any activity other than serving as the sole shareholder of Masada and such other activities which are incidental thereto. Masada is the successor-in-interest by merger to the Partnership and the Masada Business and, except as set forth on Schedule 5(a), does not engage in any activity in any material way other than the Masada Business. As of the Closing Date, MSH is in material compliance with all of the terms and provisions of the Certificate and ByLaws, and Masada is in material compliance with all of the terms and provisions of the Masada Certificate and the Masada Bylaws.

         (b) Authorization. Each of MSH and Masada, as applicable, has all requisite corporate authority to execute and deliver the Transaction Documents to which it is a party, and the Transaction Documents when so executed and delivered shall be legal, valid and binding obligations of MSH and Masada, as applicable, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether applied in a proceeding at law or in equity.

         (c) Capitalization. The capitalization of each of MSH and Masada, assuming the consummation of the transactions referenced herein, is as set forth in Schedule 5(c) hereof. Neither MSH nor Masada has issued any Interests except as set forth in Schedule 5(c) and there are no outstanding warrants, options or other rights to purchase or acquire any such Interests, except as set forth on Schedule 5(c), and except as may be specifically set forth in the Certificate and this Agreement. The Class C Convertible Preferred Stock to be delivered to the Purchasers will be duly authorized, validly issued, fully paid and non-assessable and will be delivered to the Purchasers free and clear of any liens, pre-emptive rights, escrows, options, rights of first refusal or other agreements, arrangements, commitments, understandings or obligations, whether written or oral, or any other restrictions affecting rights and other incidents of record and beneficial ownership, other than restrictions on transferability imposed generally under the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto (collectively, the "Act"), and under the securities laws of the several states and the rules and regulations issued in respect thereto (collectively, the "Blue Sky Laws") with respect to securities acquired in a transaction exempt from registration under such laws and the restrictions set forth in the Certificate, the Masada Certificate or this Agreement. The issuance and delivery of the Class C Convertible Preferred Stock is exempt from the registration requirements of the Act and Blue Sky Laws or has been qualified as may be necessary.

         (d) Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement or any of the Transaction Documents based upon any arrangement or agreement made by or on behalf of MSH. MSH shall indemnify and hold the holders of the Shares harmless against any liability or expense (including legal, travel and out-of-pocket expenses) incurred by any of the Purchasers arising out of claims for such commissions or fees.

         (e) Consents and Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 8, the execution and delivery of the Transaction Documents by MSH, the issuance, sale and delivery of the Class C Convertible Preferred Stock or the issuance and delivery of the Class C Common Stock upon the conversion of the Class C Convertible Preferred Stock and the performance of the obligations of MSH hereunder, except as specifically provided herein or in Schedule 5(e) hereto, do not require any consent or approval of, filing or taking of any other action with, or notice to, any Person. All governmental filings required to consummate the transactions contemplated hereby have been duly made and are effective as of the date hereof, other than (i) filings pursuant to Federal and state securities laws (all of which filings have been or will be made by MSH) in connection with the sale of the Class C Convertible Preferred Stock, (ii) any filings required to be made with the U.S. Small Business Administration (the "SBA") (all of which have been or will be made by the Purchasers, as applicable) and (iii) with respect to Section 13, the registration of the shares covered thereby with the Securities and Exchange Commission and filings pursuant to state securities laws.

         (f) No Conflicts. The execution, delivery and performance of this Agreement by MSH and the consummation of the transactions contemplated hereby do not and will not, upon the consummation thereof: (i) except as set forth in
Schedule 5(f) hereto, conflict with or result in a breach of any provision of, or constitute a default of (or an event which with the giving of notice, the lapse of time, or both would constitute such a breach or default), or result in the creation or imposition of a lien on any property or assets of MSH or Masada pursuant to the terms of, the Certificate, ByLaws, Masada Certificate or Masada Bylaws or of any note, bond, mortgage, security agreement, indenture, license, permit, agreement or other instrument or obligation to which either MSH or Masada is a party or is bound or to which its assets or business are subject, or (ii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or other governmental entity applicable to or bearing upon MSH, Masada or their assets or business, as the same shall exist upon consummation of the transactions contemplated by this Agreement.

         (g) Legal Proceedings. There are no suits, actions, or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the best knowledge of MSH and Masada, threatened against MSH or Masada or otherwise affecting the transactions contemplated by this Agreement or the assets or business of MSH or Masada as presently existing or conducted or will exist or be conducted upon the consummation of the transactions contemplated by this Agreement, which could reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the Masada Business or the financial condition of MSH.

         (h) Pro Forma Balance Sheet. The pro forma balance sheet set forth in Schedule 5(h) fairly represents the financial condition of MSH and Masada on a consolidated basis upon consummation of the transactions contemplated hereby.

         (i) Financial Statements. MSH has furnished to the Purchasers the May 23, 1995 draft of MSH's audited consolidated financial statements for the year ended December 31, 1994 (including the management letter, if any, issued therewith) consisting of the audited consolidated balance sheet as of December 31, 1994 and the related, audited statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994, and the unaudited consolidated balance sheet of MSH as of March 31, 1995 (the "Balance Sheet") and the related, unaudited statements of operations, stockholders' equity and cash flows for the fiscal quarter ended March 31, 1995 (all of the preceding statements, together with the Balance Sheet, being, collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of MSH and Masada and the results of their operations and cash flows for the periods covered by such Financial Statements except, in the case of the March 31, 1995 Financial Statements, for normal year-end adjustments and the omission of certain footnote disclosures. Except as set forth on Schedule 5(i), since the date of the Balance Sheet, (i) there has been no adverse change in the assets, liabilities or financial condition of MSH and Masada (on a consolidated basis) from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of MSH and Masada (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         (j) Events Subsequent to the Date of the Balance Sheet. Since the date of the Balance Sheet, except as contemplated by this Agreement or as set forth on Schedule 5(j), neither MSH or Masada has (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business or under the Term Loan Agreement, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any of its capital stock, (v) mortgaged, pledged or subjected to any lien or encumbrance any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim owed to MSH or Masada except in the ordinary course of business, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any substantial loss of property or waived any right of substantial value other than in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of MSH or Masada, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to effect, directly or indirectly, any of the foregoing.

         (k) Insurance. Except as set forth on Schedule 5(k), each of MSH or Masada holds valid policies covering all of the insurance required to be maintained by it under clauses (f) and (g) of Section 6.

         (l) Taxes. Each of MSH and Masada has filed all income tax returns, Federal, state, county, local and foreign, required to be filed by it, all taxes shown as due on all such returns have been paid, each such return and filing is true and correct and each of MSH or Masada neither has nor will have any additional liability for taxes with respect to any such return, other than as reflected as liabilities on the Balance Sheet. To the best knowledge of MSH and Masada, except as set forth on Schedule 5(l) attached hereto and except for matters that will not have a material adverse effect on MSH or Masada or their financial condition, each of MSH and Masada has filed all other tax returns, Federal, state, county, local and foreign, required to be filed by it, all taxes shown as due on all such returns have been paid, and each such return and filing is true and correct. To the best knowledge of MSH and Masada, except as set forth on Schedule 5(l) attached hereto and except for matters that will not have a material adverse effect on MSH or Masada or their financial condition, all taxes which each of MSH or Masada is required by law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. The Federal income tax returns of both MSH and Masada have never been audited by the Internal Revenue Service. Except as set forth in Schedule 5(l) attached hereto, no deficiency assessment with respect to or proposed adjustment of Federal, state, county or local taxes of either MSH or Masada is, to the best knowledge of MSH and Masada, pending or threatened, and each of MSH or Masada is not aware of any fact which would constitute grounds for the assessment of any additional taxes by any taxing authority with respect to the taxable years of MSH or Masada, as the case may be, beginning on or before the Closing Date. Each of MSH or Masada has not granted or been requested to grant waivers of any statutes of limitations applicable to any claim for taxes. To the best knowledge of MSH and Masada, there is no material tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of either MSH or Masada. Neither MSH nor Masada has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that either of them be taxed as an S corporation.

         (m) Patents, Trademarks, etc. Set forth in Schedule 5(m) is a list and brief description of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of MSH and Masada, or of which MSH or Masada is a licensor or licensee or in which MSH or Masada has any right, and in each case a brief description of the nature of such right. To the best knowledge of MSH and Masada, each of MSH and Masada owns or possesses adequate licenses or other rights to use all material patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and, except as described in the Partners Presentation, to the best knowledge of MSH and Masada, as proposed to be conducted in accordance with the Partners Presentation, and, to the best knowledge of MSH and Masada, no claim is pending or threatened to the effect that the operations of either MSH or Masada infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and to MSH's and Masada's best knowledge, there is no basis for any such claim (whether or not pending or threatened), except as set forth on Schedule 5(m) hereto. To the best knowledge of MSH and Masada, no claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by either MSH or Masada, or which either MSH or Masada otherwise has the right to use, is invalid or unenforceable by either MSH or Masada, as the case may be, and to the best knowledge of either MSH or Masada, as the case may be, there is no basis for any such claim (whether or not pending or threatened), except as set forth on Schedule 5(m) hereto.
Except as set forth on Schedule 5(m), all Intellectual Property developed by and belonging to either MSH or Masada, as the case may be, which has not been patented has been subject to reasonable measures to maintain the confidentiality of such property. Except as set forth on Schedule 5(m), neither MSH nor Masada has granted or assigned to any other Person any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of either MSH or Masada.

         (n) Loans and Advances. Other than as reflected in the Financial Statements, neither MSH nor Masada have any outstanding loans or advances to any Person and neither MSH nor Masada is obligated to make any such loans or advances, except, in each case, for advances to employees of either MSH or Masada, as the case may be, in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for either MSH or Masada, as the case may be.

         (o) Assumptions, Guaranties, etc. of Indebtedness of Other Persons. Except as set forth on Schedule 5(o), neither MSH nor Masada has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor, or otherwise to assure any creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         (p)  Significant Customers and Suppliers.  Except as set forth on
Schedule 5(p), to the best knowledge of MSH and Masada no customer or supplier which accounted for more than 10% of the sales, purchases, assets or liabilities to Masada during the period covered by the Financial Statements or which has been significant to either MSH or Masada thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to MSH or Masada.

         (q) Transactions With Affiliates. Except as set forth on Schedule 5(q), to the best knowledge of MSH and Masada, no director, officer, employee or stockholder of MSH, or member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, has a substantial Interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with MSH or Masada, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person or firm.

         (r)  Small Business Concern.  MSH is a "Small Concern" as defined in
Section 107.3 of Title 13 of the Code of Federal Regulations. MSH has heretofore furnished to each Purchaser that is a Small Business Investment Company the following completed forms: Size Status Declaration on SBA Form 480, Assurance of Compliance on SBA Form 652D and Portfolio Financing Report on SBA Form 1031, and represents and warrants the completeness and correctness of each of said forms; provided, that each representation of MSH in this Section 5(r) is based upon the assumption that Centennial Security, Inc. is not an "Affiliate" (as that term is defined in Section 121.401 of Title 13 of the Code of Federal Regulations) of MSH.

         (s) Representations and Warranties. Subject to the last three sentences of this Section 5(s), no representation or warranty made by or on behalf of MSH or Masada to the Purchasers in this Agreement, in any Schedule or Exhibit hereto, in the Partners Presentation, or in any written statement, list, certificate or other instrument, document or agreement entered into or furnished or to be entered into or furnished by MSH or Masada to any Purchaser in connection with the transactions contemplated hereby contains or constitutes or will contain or constitute, when given or delivered, any untrue statement of a material fact, or fails or will fail to state, when given or delivered, a material fact necessary to make the statements contained herein or therein not misleading. The financial projections and other estimates contained in the Partners Presentation were prepared by MSH based on MSH's experience in the industry and on assumptions of fact and opinion as to future events which MSH, at the date of the issuance of the Partners Presentation believed to be reasonable, but which MSH cannot and does not assure or guarantee the attainment of in any manner. The independent auditors of MSH have had no involvement with, and provide no assurances related to, the financial projections and other estimates contained in the Partners Presentation. As of the date hereof no facts have come to the attention of MSH which would, in its opinion, require MSH to revise or amplify, in any material manner, the assumptions underlying the Partners Presentation or the conclusions derived therefrom.

         SECTION 6. Affirmative Covenants. So long as the Purchasers or any permitted assignees thereof are holders of any Shares:

         (a) Fulfillment of Obligations. MSH shall, and shall cause Masada to, observe and comply with all of the terms, conditions, restrictions and covenants to be observed or performed by either of them under the Certificate or the Masada Certificate, as appropriate, and all of the Transaction Documents and any other material agreements to which either of them is a party.

         (b) Accounts and Reports. MSH will maintain, and shall cause Masada to maintain, a standard system of accounts, records and accounting controls and systems in accordance with generally accepted accounting principles consistently applied, and will keep complete, detailed and accurate financial records. So long as any Purchaser continues to hold at least fifteen thousand (15,000) Shares, MSH will furnish to each such holder of Shares the following reports: (i) within thirty (30) days after the end of each of the first eleven
(11) months of each fiscal year, a copy of the consolidated balance sheet, statement of income, and statement of changes in retained earnings with regard to MSH and Masada; (ii) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, a copy of the consolidated statement of cash flows with regard to MSH and Masada; (iii) as soon as reasonably possible, and in any event within forty-five (45) days after the end of each quarter, a statement signed by the chief executive officer of MSH as to whether MSH is or is not in compliance with the covenants and agreements contained in this Agreement and those pertaining to the Preferred Stock set forth in the Certificate; (iv) within ninety (90) days after the end of each fiscal year, a copy of the consolidating and consolidated balance sheets, statements of income, cash flows and changes in retained earnings with regard to MSH and Masada for such year, together with supporting schedules, and an unqualified opinion issued by one of the six (6) largest nationally recognized firms of independent certified public accountants with respect to such statements (including any management letter issued in connection with such financial statements outlining recommendations or observations of such accountants with respect to the books and records or accounting controls and systems of MSH or Masada), including a statement to the effect that such accountants have examined the provisions of the Loan Agreements to which either MSH or Masada is a party, or by which either of them is bound, and that nothing has come to the attention of such accountants that would indicate that MSH or Masada is not in material compliance with any of the provisions thereof; (v) at least thirty (30) days prior to the end of each fiscal year, a monthly operating and capital expenditure budget for Masada for the ensuing fiscal year, and a five-year strategic business plan; (vi) within ten (10) days of issuance, copies of any material written communications regarding the Masada Business with stockholders, directors, executive committees, lenders or the financial community, and any reports filed by MSH or Masada with any security exchanges or with the Securities and Exchange Commission, including any notice to any of the foregoing that an event has occurred which may have a material effect upon MSH's or Masada's business prospects or financial condition or on the Purchasers' investment; and (vii) within five (5) days after discovery by or notification to MSH that it is not in compliance with the covenants and agreements herein contained or in any other material agreement affecting MSH or Masada, a detailed statement outlining such non-compliance or default and any steps being taken by MSH or Masada to cure or otherwise deal with such non-compliance or default. Anything herein to the contrary notwithstanding, the obligation of MSH to deliver reports under this Section 6(b) shall terminate at such time as MSH becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         (c) Payment of Taxes. MSH shall, and shall cause its Subsidiaries to, pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon them or upon their income or property before the same shall become in default, as well as all lawful claims for labor, material and supplies which, if not paid when due, might become a lien or charge upon their property or any part thereof; provided, however, that MSH and Masada shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve therefor has been established on their books.

         (d) Conduct of Business; Compliance with Laws. MSH shall keep, and shall cause its Subsidiaries to keep, their properties in such repair, working order and condition and will from time to time make such repairs, renewals, replacements, additions and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times in a commercially reasonable manner and in material compliance with all applicable statutes, rules and regulations and material obligations; and MSH shall, and shall cause its Subsidiaries to, otherwise comply with all applicable statutes, rules, regulations and other material obligations.

         (e) Notice of Meetings and Payment of Expenses. MSH shall notify each holder of Shares in writing at least ten (10) days prior to the occurrence of all meetings of its board of directors or committees thereof. MSH shall afford each holder of more than fifteen thousand (15,000) Shares, that is not otherwise represented by a designee on the board of directors, the opportunity to send a representative to attend all meetings of its board of directors or committees thereof, and the travel and related out-of-pocket expenses for the attendance by such representatives at such meetings shall be paid by MSH.
There shall be no fewer than four (4) meetings of MSH's board of directors in each fiscal year that occur at least sixty (60) days apart from each other.

         (f) General Insurance. MSH shall keep all of its insurable properties and all of the insurable properties of its Subsidiaries now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability, workman's compensation and other liability coverage (including so-called errors and omissions, products or service liability coverage) insuring MSH and its Subsidiaries to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurance companies and, upon request of the Purchasers, furnish to the Purchasers satisfactory evidence of the same.

         (g) Key Man Life Insurance. MSH shall maintain, so long as any shares of Preferred Stock are outstanding, a life insurance policy insuring the life of Johnson having a death benefit equal to two million dollars ($2,000,000). Such policy shall at all times reflect MSH as the owner and sole beneficiary thereof.

         (h) Intellectual Property. MSH shall, and shall cause its Subsidiaries to, possess, maintain and comply with all necessary patents, trademarks tradenames, copyrights and licenses to conduct their businesses as now or hereafter operated, without conflicting with the valid patents, trademarks, tradenames, copyrights and licenses of others. MSH shall use its best efforts to ensure that all patents that are awarded to current or past employees of MSH or any of its Subsidiaries based upon developments made while such Persons were employed by MSH or any of its Subsidiaries will be the property of MSH.

         (i) Inspection. Each holder of more than ten percent (10%) of the issued and outstanding shares of any class of Shares may inspect the properties, books and other records (and make copies and extracts thereof) of MSH and its Subsidiaries and may interview directors, officers, employees and independent accountants regarding the affairs of MSH and its Subsidiaries, in any manner and at such times as may be reasonably requested.

         (j) Stock Option Plans. MSH shall maintain the 1994 Stock Option Plan for the benefit of key employees and non-employee directors of MSH and Masada and reserve up to 100,000 shares of Class B Common Stock for issuance pursuant to options granted under the 1994 Stock Option Plan. This Agreement shall not restrict or otherwise control the exercise price of options granted pursuant to the 1994 Stock Option Plan. MSH shall establish and maintain an additional stock option plan (the "1995 Stock Option Plan") for the benefit of key employees and non-employee directors of MSH and Masada and reserve up to 50,000 shares of Class B Common Stock for issuance pursuant to options granted under the 1995 Stock Option Plan; provided, however, that the exercise price for any options granted pursuant to the 1995 Stock Option Plan shall not be less than $36.00 (such $36.00 minimum per share exercise price to be adjusted for stock dividends, stock splits and reverse stock splits occurring after the date hereof). All grants of stock options under the 1994 Stock Option Plan and the 1995 Stock Option Plan shall require the approval of the Compensation Committee of the board of directors of MSH.

         (k) Reserve for Conversion Shares. MSH shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of Convertible Preferred Stock and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of Convertible Preferred Stock or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Convertible Preferred Stock or otherwise to comply with the terms of this Agreement, MSH will forthwith use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. MSH will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of Convertible Preferred Stock.

         (l) Corporate Existence. MSH shall maintain and cause each of its Subsidiaries to maintain their respective corporate existence, rights and franchises in full force and effect.

         (m) ByLaws. MSH shall at all times cause its ByLaws to provide that, unless otherwise required by the laws of the State of Delaware, any two directors shall have the right to call a meeting of the Board of Directors.
MSH shall at all times maintain provisions in its ByLaws and/or Certificate indemnifying all directors against liability and absolving all directors from liability to MSH and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

         (n) Further Assurances. MSH will cure promptly or will cause any or all of its Subsidiaries to cure promptly any defects in the creation and issuance of the Class C Convertible Preferred Stock, and in the execution and delivery of the Transaction Documents. MSH at its expense, will promptly execute and deliver or will cause any or all of its Subsidiaries to execute and deliver promptly to each Purchaser, following receipt of a reasonable request in writing from a Purchaser, all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

         SECTION 7.
                    Negative Covenants. So long as the Purchasers or any permitted assignees thereof are holders of any shares of Class A Preferred Stock, an aggregate of one hundred sixty thousand (160,000) shares of Class B Convertible Preferred Stock or an aggregate of one hundred twenty-five thousand (125,000) shares of Class C Convertible Preferred Stock:

         (a) Amendment to Masada Certificate. MSH shall not amend or permit the amendment of the Masada Certificate.

         (b) Restrictions on Activities. MSH shall not engage in any business activity other than acting as the sole shareholder of Masada (so long as Masada remains in existence), nor shall MSH permit Masada or any of Masada's Subsidiaries to engage in any business in any material way other than the Masada Business, except as otherwise permitted by this Agreement. If Masada is merged or liquidated into MSH, thereafter, MSH, either directly or through its Subsidiaries, shall engage in no other business in any material way other than the Masada Business.

         (c) Loans and Investments. MSH shall not, and shall not permit any Subsidiary to, make any investments in, loans or advances to, or guaranty the obligations of, any Person, except (i) investments in Persons involved in the acquisition, construction, ownership, operation or management of security alarm systems, (ii) investments in Subsidiaries, the capital stock or general partnership interests of which are wholly-owned by MSH or Masada, (iii) commercial paper rated prime (P-1) by any national rating organization, direct obligations of or obligations guaranteed by the United States of America, and certificates of deposit of United States banks having capital, surplus and retained earnings in excess of $100,000,000, in each case having a maturity of not in excess of one (1) year, (iv) the extension of normal credit in the ordinary course of business in connection with the sale of its products or services, (v) making advances to employees of MSH or any Subsidiary in the ordinary course of its business in amounts not exceeding $10,000 in the aggregate outstanding at any one time, and (vi) overnight investments in repurchase agreements using excess cash in or from deposit accounts of MSH or any Subsidiary pursuant to the agreement with State Street, dated July 13, 1993, as amended or otherwise modified, or any successor agreement thereto.

         (d) Restrictions in Other Agreements. MSH shall not and shall not permit any Subsidiary to, enter into any (i) agreement with any person which would restrict the dividend or redemption payments required by the Certificate to be paid to the holders of Preferred Stock or the Masada Certificate to be paid to the holders of the Class S Preferred Stock, other than such restrictions as may be contained in the Term Loan Agreement or any amendments, renewals or extensions thereof, (ii) Loan Agreement, other than the Term Loan Agreement or any amendments, renewals or extensions thereof unless prior to the execution thereof all accrued and unpaid dividends or redemption amounts with respect to the Preferred Stock and the Class S Preferred Stock shall be paid in full, or (iii) agreement which by its terms restricts MSH's performance of the Certificate or the Transaction Documents.

         (e) Transactions with Affiliates. MSH shall not, and shall not permit any Subsidiary to, enter into any transaction with any holders of the capital stock of MSH, any Affiliate of a holder of the capital stock of MSH or any officer or director of MSH, except for transactions on terms which have been approved by MSH's board of directors relating to (i) employment or (ii) the provision of property, goods or services to MSH or any of its Subsidiaries; provided, that, the price and terms for such property, goods or services are not less favorable than those obtainable from non-related parties for comparable property, goods or services in the same geographic area.

         (f) Subsidiaries. MSH shall not, and shall not permit any Subsidiary to, form, invest in or acquire the Interests of any Subsidiary unless all of the Interests in such Subsidiary are wholly-owned by MSH or Masada; provided, however, that MSH and any Subsidiary may invest in or acquire Interests of Persons involved in the acquisition, construction, ownership, operation or management of security alarm systems.

         (g) Auditors. MSH shall engage one of the six (6) largest nationally recognized firms of certified public accountants to audit and report on the financial condition of MSH and its Subsidiaries.

         (h) Use of Name. MSH shall not, and shall not permit any Subsidiary to, use the tradename "Masada" except in connection with the security alarm business conducted by MSH and its Subsidiaries or by Centennial Security, Inc.; provided, however, that nothing herein shall preclude the use of the tradename "Masada" by Johnson and Harms in any business in which they are engaged, other than the security alarm business, so long as the name "Security" is not used in connection therewith; and, provided, further, that Johnson and Harms by entering into this Agreement specifically recognize the right of MSH and its Subsidiaries to use such tradename as set forth herein.

         SECTION 8.  Representations and Covenants of Purchasers.

         (a) The Purchasers, individually, and not jointly, represent, warrant and covenant to MSH as follows:

                 (i) Investment. Each Purchaser, by acceptance of shares of Class C Convertible Preferred Stock, represents that it has purchased such shares, not with a view to, or for sale in connection with, any distribution thereof in violation of the Act.

                 (ii) Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of any Purchaser. The Purchasers, individually, and not jointly, shall indemnify and hold MSH harmless against any liability or expense (including legal, travel and other out-of-pocket expenses) incurred by MSH or any of its Subsidiaries arising out of claims for such commissions or fees.

                 (iii) Use of Name. The Purchasers shall not permit MSH, any of MSH's Subsidiaries or any other Person which is an Affiliate of any of the Purchasers to use the tradename "Masada" except in connection with the security alarm business conducted by MSH and its Subsidiaries or as otherwise provided in Section 7(l) of this Agreement.

                 (iv) Each Purchaser has had an opportunity to ask questions of and receive answers from MSH and Masada, or any person or persons acting on their behalf, concerning the terms and conditions of the investment represented by the purchase of the Class C Convertible Preferred Stock and concerning the business of MSH and Masada, and all such questions have been answered to the full satisfaction of each of the Purchasers.

                 (v) Each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Class C Convertible Preferred Stock.

                 (vi) Each Purchaser is aware of the fact that the shares of Class C Convertible Preferred Stock have not been registered under the Act or any state securities laws, and that the shares of Class C Convertible Preferred Stock purchased in accordance with this Agreement may not be sold, transferred, or otherwise disposed of in the absence of registration under the Act and applicable state securities laws or an opinion of counsel, satisfactory to MSH, to the effect that such registration is not required due to the availability of registration exemptions.

         (b) Each of the following Purchasers - Centennial III, Centennial IV, Criterion, Norwest V, South Atlantic II, South Atlantic III, Hancock and CVCA - individually, and not jointly, represent, warrant and covenant to MSH as follows:

                 (i) Each such Purchaser has total assets of at least $5,000,000 and net worth of at least $1,000,000;

                 (ii) Each such Purchaser is in the business of providing venture capital financing, and its principal purpose is investing in securities issued by other entities;

                 (iii) Each such Purchaser has one or more individual partners, managers, and/or employees who regularly make investment decisions on behalf of such Purchaser, and such individual(s), as a result of education and/or experience, is highly sophisticated with respect to investments in securities.

         SECTION 9. Events of Non-Compliance and Remedies. In each case of the happening of any of the following events (each of which is herein sometimes called an "Event of Non-Compliance"):

         (a) any representation or warranty made by or on behalf of MSH in this Agreement or any of the other Transaction Documents or in any Schedule or Exhibit hereto or thereto, or in any written statement, list, certificate or other instrument, document or agreement entered into or furnished pursuant hereto or thereto or otherwise in connection with the transactions contemplated hereby shall prove to be false or misleading or breached as of the date hereof;

         (b) the failure by MSH or Masada to pay any dividend or make any redemption payment with respect to the Class A Preferred Stock, with respect to MSH, or the Class S Preferred Stock, with respect to Masada, in the amount and on the date when the same shall become due and payable pursuant to the terms of the Certificate or the Masada Certificate, as the case may be, unless such payment is Contractually Precluded;

         (c) a material default in any respect in the due observance or performance of any covenant or agreement on the part of MSH to be observed or performed pursuant to the terms hereof;

         (d) (i) a default with respect to the performance by MSH or any its Subsidiaries of any obligation for the payment of money to any Person who is not an Affiliate of MSH or any of its Subsidiaries involving in excess of $100,000, (ii) notice shall be given under any indebtedness involving in excess of $100,000 in the aggregate of MSH or any of its Subsidiaries of an event which, with the lapse of time, will become an event of default thereunder, or
(iii) the maturity of any indebtedness involving in excess of $100,000 in the aggregate of MSH or any of its Subsidiaries shall be accelerated, in each case in which default shall remain unremedied for thirty (30) days after the occurrence thereof;

         (e) MSH or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, custodian or liquidator with respect to itself or any of its properties, (ii) admit in writing its inability to pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, (vi) file an answer admitting the material allegations of a petition filed against it in any proceedings under any such law or (vii) take any action for the purpose of effecting any of the foregoing, which default shall continue unremedied for a period of ninety (90) days after the occurrence thereof;

         (f) final judgment for the payment of money which exceeds $100,000 shall be rendered against MSH or any of its Subsidiaries, and the same shall remain undischarged or unbonded upon terms reasonably satisfactory to the holders of a majority of the outstanding Shares for a period of sixty (60) consecutive days, during which execution shall not be effectively stayed; or

         (g) material amendment or revocation of, or material default with respect to, any of the terms of a certain Voting Trust Agreement dated February 1994 (the "Voting Trust") among Johnson and Harms with respect to all of the voting stock of MSAM;

then and in every such Event of Non-Compliance and at any time thereafter during the continuance of any such Event of Non-Compliance, in addition to all other remedies available at law or in equity, by statute or otherwise, the holders of Preferred Stock shall have the following remedies:

         (1) if the Event of Non-Compliance continues for a period of one hundred eighty (180) consecutive days, and if the holders of sixty percent (60%) of all of the issued and outstanding shares of Class A Preferred Stock so elect, the holders of Class A Preferred Stock may demand immediate redemption of all or a portion of the shares of issued and outstanding Class A Preferred Stock and Class S Preferred Stock, unless such redemption is Contractually Precluded; and

         (2) if the Event of Non-Compliance continues for a period of one hundred eighty (180) consecutive days, the holders of the Shares voting together as a class shall have the right to elect additional directors to the board of directors of MSH in a number not less than four (4) or more than eight
(8) pursuant to Article 4(e)(iii) of the Certificate.

         SECTION 10. Closing Deliveries. In connection with the purchase of the shares of Class C Convertible Preferred Stock by the Purchasers hereunder, the following deliveries and other matters have taken place:

         (a) Opinion of Counsel for MSH and Masada. The Purchasers have received from Burr & Forman, counsel for MSH and Masada, a favorable opinion, in form and substance satisfactory to the Purchasers as to certain matters covered in Sections 5(a), 5(b), 5(c) (other than the last sentence thereof), 5(e) and 5(f) hereof (with such exceptions and qualifications as are reasonably acceptable to counsel for the Purchasers).

         (b) Officers' Certificate. The Purchasers have received a certificate from the president of MSH to the effect that all of the representations and warranties made by MSH in connection with this Agreement are true and correct, all closing deliveries pursuant to this Section 10 have taken place, and all closing conditions have been met as of the date hereof.

         (c) Transaction Documents. Each of the Transaction Documents has been executed, delivered and performed to the satisfaction of the Purchasers.

         (d) Amendment of Certificate. The Certificate has been amended to authorize the issuance of the Class C Convertible Preferred Stock, reflect the capitalization of MSH as set forth in Schedule 5(c) and implement the other agreements of the parties set forth herein and in the Transaction Documents, and has been filed with the Delaware Secretary of State and is effective as of the date hereof.

         (e) Amendment of ByLaws. The ByLaws have been amended to reflect the issuance of the Class C Convertible Preferred Stock and implement the other agreements of the parties set forth herein and in the Transaction Documents.

         (f) Preemptive and Other Rights. All stockholders of MSH (i) having any preemptive, first refusal, anti-dilution or other rights with respect to the issuance of the Class C Convertible Preferred Stock or the Class C Common Stock or (ii) whose consent and/or waiver is required in connection with the
(x) Amendment of the Certificate, (y) the execution and delivery of the Transaction Documents or (z) any outstanding defaults of MSH or Masada shall have irrevocably waived the same in writing.

         (g) Issuance of Class C Convertible Preferred Stock. MSH shall have duly issued and delivered certificates to each of the Purchasers for the number shares of the Class C Convertible Preferred Stock purchased by each such Purchaser as provided in Section 3.

         (h) Purchasers Review. The Purchasers, their advisors and their representatives shall have completed their review of, and shall be satisfied with their conclusions regarding, MSH's markets, business and projected operations, including, but not limited to, the Partners Presentation.

         (i)  Purchasers' Expenses.  MSH shall have paid, in accordance with
Section 12, the fees, costs and expenses (including reasonable attorney's costs and expenses) of the Purchasers invoiced at the Closing; provided, that, the maximum aggregate fees and expenses of the Purchasers' attorneys payable in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated thereby on or prior to the Closing, shall be $80,000.

         (j) SBA Forms. MSH shall have delivered SBA Forms 480, 652 and 1031 to the Purchasers who are Small Business Investment Companies.

         SECTION 11.  Waivers, Amendments and Termination.

         (a) Unless a greater or lesser number shall be specifically provided for herein, MSH's compliance with the covenants contained herein may be waived only with the written consent of holders of at least (i) seventy percent (70%) of the aggregate issued and outstanding shares of Class C Equivalent Stock,
(ii) fifty-seven percent (57%) of the aggregate issued and outstanding shares of Class B Equivalent Stock, and (iii) a majority of the aggregate issued and outstanding shares of Class A Preferred Stock, or if no shares of Class A Preferred Stock are outstanding, then a majority of the issued and outstanding shares of Class B Common Stock, other than shares issued upon the conversion of Class B Convertible Preferred Stock. Notwithstanding the foregoing, no waiver may be granted with respect to (i) the payment of dividends on the Class A Preferred Stock or the making of mandatory redemption payments with respect thereto, each requirement being set forth in Article 4(b) of the Certificate, or (ii) the payment of dividends on the Class S Preferred Stock or the making of mandatory redemption payments with respect thereto, each requirement being set forth in Article 4(b) of the Masada Certificate, without the prior written consent of holders of at least eighty percent (80%) of the issued and outstanding shares of Class A Preferred Stock. Compliance by the Purchasers with the covenants contained herein may be waived only with the written consent of the holders of a majority of the issued and outstanding shares of Class A Common Stock. No waiver of compliance with respect to any covenant granted in any one instance pursuant to the provisions hereof shall be effective to waive compliance with the same or any other covenant in any other instance.

         (b) The terms of this Agreement may not be amended orally or by course of dealing, but only in a writing executed by each of (i) MSH, (ii) the holders of seventy percent (70%) of the aggregate issued and outstanding shares of Class C Equivalent Stock, (iii) the holders of fifty-seven percent (57%) of the aggregate issued and outstanding shares of Class B Equivalent Stock, (iv) the holders of a majority of issued and outstanding shares of Class A Preferred Stock, and (v) the holders of a majority of the issued and outstanding shares of

Class A Common Stock; provided, however, that with respect to any provision of this Agreement that requires a higher percentage of any class of stock for the authorization or approval of any action, such higher percentage of such class shall be required to amend such provision. The obligations imposed by this Agreement shall continue until there are no Shares outstanding or until this Agreement is terminated in the manner required for the making of amendments hereto as specified in this paragraph (b).

         SECTION 12. Expenses. MSH shall pay or cause the payment of on demand:

         (a) subject to the provisions of Section 10(i), all costs and expenses incurred by Purchasers (including reasonable attorneys' fees and expenses) that are incidental to the preparation, execution, performance and interpretation of the Transaction Documents and the consummation of the transactions contemplated therein and any such costs and expenses incurred by the Purchasers incidental to and any future modifications or proposed modifications of the Transaction Documents;

         (b) all reasonable expenses (including legal, travel and out-of-pocket expenses), charges, court costs and attorneys' fees which may be incurred by the Purchasers in connection with or arising out of (i) any default by MSH under the Transaction Documents, (ii) any breach by MSH of any of its representations or warranties under the Transaction Documents, (iii) any amendment, modification or reorganization of the terms of any of the Transaction Documents, (iv) any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of MSH or any of its Subsidiaries or (v) the filing of any Transaction Documents by any Purchaser with any government agency; and

         (c) all reasonable costs and expenses incurred by the Purchasers (including reasonable attorneys' fees and amounts payable to third parties) in connection with curing or attempting to cure any default by MSH or any of its Subsidiaries under any of the Transaction Documents.

         SECTION 13.  Registration Rights.

         (a)  Demand Registration.

                 (i) Class B Common Stock. At any time after MSH has effected a registration statement under the Act of any of its shares of Common Stock (the "Initial Public Offering"), the holders of fifty percent (50%) or more of the aggregate issued and outstanding shares of Class
         B Equivalent Stock may, upon the delivery of a written notice to MSH, request to register under the Act any of their shares of Class B
         Common Stock, in the case of holders of Class B Common Stock, or the number of shares of Class B Common Stock into which their shares of Class B Convertible Preferred Stock are convertible, in the case of the holders of Class B Convertible Preferred Stock, which are not then covered by a currently effective registration statement under the Act; provided, however, that the proceeds of any such offering shall not be less than ten million dollars ($10,000,000), without regard to underwriting or brokerage commissions and discounts and offering expenses. For purposes of this
         Section 13, a holder of shares of Class B Convertible Preferred Stock shall be deemed to be a holder of Registerable Securities. Such written notice shall specify the number of shares of Registerable Securities intended to be offered by such electing holders, shall express such holders' present intent to convert shares of Class B Convertible Preferred Stock into shares of Class B Common Stock, shall express such holders' present intent to offer such shares for distribution, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking of each such holder to provide all such information and materials and take all such action as may be required in order to permit MSH to comply with all applicable requirements of the Securities and Exchange Commission and applicable securities commissions of the several states and to obtain acceleration of the effective date of such registration statement. Upon receipt of such request MSH shall use all reasonable efforts to cause the shares so specified in such request to be so registered to permit the sale by each electing holder of the number of shares of Registerable Securities specified in the holder's request under the Act and to permit their trading on the NASDAQ National Market System, subject to notice of issuance. The holders of the Class B Equivalent Stock shall have one
         (1) Demand Registration pursuant to this Section 13(a)(i) only; provided, however, that in the event MSH qualifies for the use of a Form S-3 (or successor form) registration statement, the number of requests that may be made for a Demand Registration shall be unlimited so long as each such request is made by the holders of twenty-five percent (25%) or more of the Class B Equivalent Stock; and provided, further, that a registration requested pursuant to this Section 13(a)(i) shall not constitute a Demand Registration unless the holders of Class B Equivalent Stock shall have registered and sold 75% of the Registerable Securities requested to be sold in such offering.

                 (ii) Class C Common Stock. At any time after MSH has effected an Initial Public Offering, the holders of thirty percent (30%) or more of the aggregate issued and outstanding shares of Class C Equivalent Stock may, upon the delivery of a written notice to MSH, request to register under the Act any of their shares of Class C Common Stock, in the case of holders of Class C Common Stock, or the number of shares of Class C Common Stock into which their shares of Class C Convertible Preferred Stock are convertible, in the case of the holders of Class C Convertible Preferred Stock, which are not then covered by a currently effective registration statement under the Act; provided, however, that the proceeds of any such offering shall not be less than ten million dollars ($10,000,000), without regard to underwriting or brokerage commissions and discounts and offering expenses. For purposes of this Section 13, a holder of shares of Class C Convertible Preferred Stock shall be deemed to be a holder of Registerable Securities. Such written notice shall specify the number of shares of Registerable Securities intended to be offered by such electing holders, shall express such holders' present intent to convert shares of

         Class C Convertible Preferred Stock into shares of Class C Common Stock, shall express such holders' present intent to offer such shares for distribution, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking of each such holder to provide all such information and materials and take all such action as may be required in order to permit MSH to comply with all applicable requirements of the Securities and Exchange Commission and applicable securities commissions of the several states and to obtain acceleration of the effective date of such registration statement. Upon receipt of such request MSH shall use all reasonable efforts to cause the shares so specified in such request to be so registered to permit the sale by each electing holder of the number of shares of Registerable Securities specified in the holder's request under the Act and to permit their trading on the NASDAQ National Market System, subject to notice of issuance. The holders of the Class C Equivalent Stock shall have two (2) Demand Registrations pursuant to this Section 13(a)(ii) only; provided, however, that in the event MSH qualifies for the use of a Form S-3 (or successor form) registration statement, the number of requests that may be made for a Demand Registration shall be unlimited so long as each such request is made by the holders of twenty-five percent (25%) or more of the Class C Equivalent Stock; and provided, further, that a registration requested pursuant to this
         Section 13(a)(ii) shall not constitute a Demand Registration unless the holders of Class C Equivalent Stock shall have registered and sold 75% of the Registerable Securities requested to be sold in such offering.

                 (iii) Any registration accomplished pursuant to the provisions of this Section 13(a) shall be referred to as a "Demand Registration".

         (b) Piggy-Back Registrations. If MSH at any time proposes to file a registration statement (other than an exchange offering of securities solely to existing holders of MSH's securities or a registration statement on Form S-8) with respect to any class of Common Stock now or hereafter authorized and the form to be used for such registration may be used for the registration of Registerable Securities, MSH shall give written notice of such proposed registration to each holder of shares of Registerable Securities (which shall include, with respect to a Piggy-Back Registration, holders of Class A Common Stock as of the Closing Date) not then subject to an effective registration statement at least thirty (30) days before the anticipated filing date of such registration statement. The notice shall offer the holders of such Registerable Securities the opportunity to include all or a portion of their shares of Registerable Securities in the registration statement proposed to be filed by MSH. Subject to the provisions which follow, the shares of Registerable Securities designated in writing by the holders thereof within fifteen (15) days of the sending of such notice shall be included in the registration statement on the same terms and conditions applicable to the Common Stock proposed to be registered by MSH or such other terms and conditions which may be recommended by MSH's managing underwriters (provided that any such shares may be withdrawn from any such registration statement at any time if the holder thereof is not satisfied with the terms of the offering).

         The number of outstanding shares of Registerable Securities to be included in the registration statement shall be reduced pro rata among all selling stockholders according to the number of shares requested to be included in the registration statement if the managing underwriters advise MSH in writing that in their opinion the number of shares of Registerable Securities to be included in the registration statement exceeds the number of shares which can be sold in the offering without detrimental effect on the success of the offering or the price obtained for the shares; provided, however, that there shall be no reduction of the number of shares of Common Stock proposed for registration by MSH in an offering other than pursuant to a Demand Registration. Any registration of Registerable Securities accomplished pursuant to the provisions of this Section 13(b) shall be referred to as a "Piggy-Back Registration".

         (c) Limitations, Conditions and Qualifications to Obligations of MSH under Registration Covenants. The obligations of MSH to use reasonable efforts to cause certain shares of Registerable Securities to be registered under the Act and to prepare and file registration statements under the Act to effect such registration are subject to the following limitations, conditions and qualifications:

         (i) In connection with any Demand Registration or Piggy-Back Registration, all expenses incurred in connection therewith, including, without limitation, all Securities and Exchange Commission registration and filing fees, Blue Sky filing fees, all fees of the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of legal counsel for MSH, fees and disbursements of experts used by MSH in connection with such registration and expenses of any special audits incidental to or required by such registration ("MSH Expenses"), shall be borne by MSH. In all registrations of MSH's securities pursuant to Section 13(a), MSH shall bear the fees and disbursements of legal counsel to the holders of Registrable Stock, transfer taxes on the sale of the shares of Registerable Stock and any expenses of their brokers or underwriters which are not borne directly by such brokers or underwriters; provided, that such expenses shall not include underwriting or brokerage discounts and commissions.

         (ii) In connection with any Demand Registration, MSH shall be entitled to include in any such registration other securities of MSH; provided, however, that MSH shall also agree to execute and deliver the underwriting agreement, if any, to be executed and delivered by the holders of Registerable Securities requesting such registration; and, provided, further, that the holders of Registerable Securities requesting such registration may request that any such other securities of MSH not be included in the registration if such holders of Registerable Securities are advised by the managing underwriter that in their opinion the inclusion of such other securities by MSH would adversely affect the offering of the shares of Registerable Securities to be sold pursuant to such registration, and MSH shall comply with such request.

         (iii) MSH shall be entitled to postpone for reasonable periods of time, not to exceed ninety (90) days in any one instance, the filing of any registration statement in connection with any Demand Registration if MSH is, at the time it receives a request for registration, (i) conducting or is about to conduct an offering of its securities and MSH reasonably believes that such offering by MSH would be adversely affected by the registration so demanded or (ii) if there exists at the time material non-public information relating to MSH which, in the reasonable opinion of the board of directors of MSH, should not be disclosed. Additionally, MSH shall be entitled to postpone, in accordance with this
Section 13(a)(iii), the filing of such a registration statement for multiple, consecutive ninety (90) day periods.

         (iv) In the case of any Demand Registration, MSH shall be required to file the registration statement within ninety (90) days after the request is made, unless such request is made within ninety (90) days prior to the close of its fiscal year, in which event, the registration statement shall be filed by MSH within ninety (90) days after the close of its fiscal year. Once filed, MSH shall use all reasonable efforts to cause a registration statement to become effective and shall cause any such registration statement to remain effective (including the filing of necessary supplements or post-effective amendments) during the period commencing on the effective date of such registration statement and ending sixty (60) days thereafter; provided, however, that in the event the registration statement is on Form S-3 and constitutes a shelf registration covering resales of securities and requested by the holders of Registerable Securities, MSH's obligation to maintain such Form S-3 registration statement shall expire 180 days following the effective date of such registration statement. During the effective period of any such offering or any Piggy-Back Registration, MSH will furnish to each participating seller of Registerable Securities such number of copies of any prospectus (including any preliminary or summary prospectus) as such holders of Registerable Securities may reasonably request in order to effect the offering and sale of the Registerable Securities to be offered and sold.

         (v) In respect of any proposed disposition by the holders of Registerable Securities pursuant to any Demand Registration, each participating holder of Registerable Securities shall have arranged for the plan of distribution of his shares which are to be registered and shall have made all pertinent marketing arrangements for such shares and shall have advised MSH of such distribution and marketing arrangements. If any such plan of distribution shall involve an investment banking firm as an underwriter, such firm shall be reasonably satisfactory to MSH.

         (vi) MSH's obligations to use all reasonable efforts to effect registration of shares for holders of Registerable Securities pursuant to any Demand Registration shall include such qualification under applicable Blue Sky Laws as may be necessary to enable the holders of Registerable Securities in whose behalf such registration is to be effected to offer and sell the shares which are the subject matter of their requests; provided, however, that MSH shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process.

         (vii) In connection with any Demand Registration or Piggy-Back Registration, the holders of Registerable Securities requesting such registration may request that securities held by Johnson and Harms not be included in the registration if such holders of Registerable Securities are advised by the investment banking firm managing any underwritten offering that such firm reasonably believes that the inclusion of such securities would adversely affect the offering of the shares of Registerable Securities to be sold pursuant to such registration, and Johnson and Harms shall comply with such request.

         (viii) (A) In connection with any registration statement in which the holders of Registerable Securities are selling stockholders, MSH shall indemnify and hold harmless such selling stockholders and their officers, directors, employees and agents against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) to which any such Person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon written information supplied by the selling stockholders or any of their respective representatives for use in such registration statement.

                 (B) In connection with the filing of any registration statement in which the holders of Registerable Securities participate as selling stockholders, each such selling stockholder (pursuant to agreements to be executed prior to the effectiveness of such registration statements) shall individually, and not jointly, indemnify and hold harmless MSH and its officers, directors, employees and agents against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action) which MSH or any such Persons may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is based upon written information supplied by the selling stockholder or its respective representatives for use in such registration statements; provided, further, that the liability of each selling stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such selling stockholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such selling stockholder from the sale of securities covered by such registration statement.

                 (C) If for any reason the indemnification provided for in the preceding clauses is unavailable to an indemnified party as contemplated by the preceding clauses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

         (d) Customary Agreements. MSH and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions, including lock-up provisions with respect to sales of MSH's Common Stock, as are reasonable and customary in the securities business for such an arrangement between such underwriter and companies of MSH's size and investment stature.

         (e) Cooperation. The parties to this Agreement acknowledge that it is their understanding that MSH will engage in an Initial Public Offering at such time as the board of directors of MSH deems appropriate. The parties further acknowledge that certain restrictive provisions of the Certificate and this Agreement may not be consistent with the consummation of such Initial Public Offering. The parties to this Agreement agree to take all steps reasonably necessary to effectuate such Initial Public Offering, including the amendment of the Certificate and this Agreement or the merger of MSH with its Subsidiaries on such terms and conditions as may be reasonably recommended by MSH's managing underwriters as approved by the board of directors of MSH. Without limiting the foregoing, to effectuate a Qualified Public Offering, the parties agree to adopt and/or to execute amendments to the Certificate and/or this Agreement to eliminate all preemptive rights and antidilution rights in favor of any stockholder, to combine or convert the three classes of Common Stock into a single class of Common Stock, to provide for the election of all directors by the holders of the single class of Common Stock, and to eliminate the forfeiture of Class A Common Stock upon a Johnson Divestiture Event (as defined in the Certificate) or a Harms Divestiture Event (as defined in the Certificate).

         SECTION 14. Dilution Protection. The parties to this Agreement acknowledge their understanding and agreement that the Certificate will provide antidilution protection with respect to the Class B Common Stock, and the Convertible Preferred Stock in the event MSH sells any shares of its Common Stock, or securities convertible into or exercisable for the purchase or other acquisition of shares of Common Stock, at a purchase price below certain threshold levels specified in the Certificate. The Purchasers agree to take all steps necessary to effectuate the intent of such provisions, including, if required, the amendment of the Certificate to increase the number of shares of Common Stock authorized thereunder.

         SECTION 15.  Transferability of Stock.

         (a) No Transfer of Class A Common Stock. None of the shares of Class A Common Stock shall be subject to a voluntary or involuntary transfer, including, but not by way of limitation, encumbrance, sale, assignment, gift, pledge, disposal, hypothecation, bankruptcy, legal process, assignment for the benefit of creditors, devise or any other transfer or disposition, in any manner whatsoever, to any person, trustee, receiver, corporation, partnership, joint venture, association, charity or any other entity or person whatsoever, except in accordance with and as provided in this Agreement.

         (b) Transfers to Third Parties. In the event a holder of Class A Common Stock shall receive a bona fide written offer from a third party (the "Third Party Offer") to purchase issued and outstanding shares of MSH capital stock (the "Offered Shares") at a specified price and upon specified terms and conditions, such holder shall give written notice and a copy of such offer to MSH and to each holder of the then issued and outstanding shares of Class B Equivalent Stock and Class C Equivalent Stock, which written notice shall include a complete written description of the Third Party Offer, including without limitation, the number of shares, the purchase price and the identity of the third party. Upon receipt of such written notice, MSH shall have the right, but not the obligation, to purchase the Offered Shares for the purchase price and upon the terms and conditions set forth in the Third Party Offer, which option may be exercised within thirty (30) days of the receipt of notice of the Third Party Offer by giving notice of such exercise to the holder of the Offered Shares. If the option for the purchase of the Offered Shares is not exercised by MSH, then the holders of the Class B Equivalent Stock and Class C Equivalent Stock shall have the right, but not the obligation, to purchase the Offered Shares, on a pro rata basis (based upon the aggregate number of shares of Class B and Class C Common Stock then outstanding, assuming the conversion of all outstanding Convertible Preferred Stock into Common Stock at the then applicable conversion price) for the purchase price and upon the terms and conditions set forth in the Third Party Offer, which option may be exercised within fifteen (15) days of the first to occur of the receipt of notice from MSH of its intention not to exercise its purchase option or the expiration of the MSH option period. In the event any holder elects not to purchase its pro rata share, the other holders of Class B Equivalent Stock and Class C Equivalent Stock shall have the right, but not the obligation, to purchase such portion on a pro rata basis. If the option for the purchase of the Offered Shares is not exercised by MSH or the holders of Class B Equivalent Stock or Class C Equivalent Stock with respect to all of the Offered Shares, the transferor shall have the right to sell the Offered Shares pursuant to the Third Party Offer, subject to the right of co-sale as provided in Section 15(c). The purchaser of the Offered Shares shall be bound by, and take the Offered Shares subject to, the terms of this Agreement, including without limitation, restrictions relating to voluntary and involuntary transfers, and no transfer of the Offered Shares shall be recorded in the stock records of MSH until MSH shall receive the written agreement of the purchaser to such effect.

         (c) Right of Co-Sale. In the event a holder of MSH capital stock receives a Third Party Offer, and if (i) neither of the options set forth in
Section 15(b) has been exercised and (ii) shares representing more than 20% of the capital stock of MSH have been previously transferred (or would be transferred, giving effect to the proposed transfer of the Offered Shares; provided, however, that any transfer by a Purchaser pursuant to a dissolution or other winding up of its investment portfolio within one (1) year of its scheduled date of liquidation, termination or dissolution shall not be applied against such 20% limitation unless such transfer has the effect of constituting a Change of Control of MSH) following the Closing Date, the sale of the Offered Shares shall be subject to the right of the holders of Class C Equivalent Stock and Class B Equivalent Stock to sell a pro rata amount of their Class C Equivalent Stock and Class B Equivalent Stock, based on the number of shares of Class B and Class C Common Stock of each such holder relative to the aggregate number of shares of Class B and Class C Common Stock then outstanding (assuming the conversion of all outstanding Convertible Preferred Stock into Common Stock at the then applicable conversion price), to such third party, upon the same terms and conditions as provided in the Third Party Offer. The holder of shares of MSH capital stock who receives a Third Party Offer shall give notice to all of the Purchasers who are holders of the Class B Equivalent Stock and the Class C Equivalent Stock within fifteen (15) days of the first to occur of
(x) the receipt of notice by the holders of Class A Common Stock that neither of the options set forth in Section 15(b) have been exercised, (y) the expiration of both such option periods, or (z) upon receipt of the Third Party Offer, in the event that Section 15(b) is inapplicable. The Purchasers who are holders of Class B Equivalent Stock and Class C Equivalent Stock shall then have fifteen (15) days to exercise their option under this Section 15(c). The rights of the Purchasers under this Section 15(c) shall not be assignable and shall expire with respect to each individual Purchaser at such time as such Purchaser holds less than fifty percent (50%) of the aggregate number of shares of Class C Equivalent Stock and/or Class B Equivalent Stock, as the case may be, held by such Purchaser as of the Closing Date.

         (d) Death of Harms. Upon the death of Harms, the shares of Class A Common Stock held by Harms may be transferred by testamentary transfer or intestate succession; provided, however, that any transferee of such shares shall be bound by, and take such shares subject to, the terms of this Agreement, including without limitation, restrictions relating to voluntary and involuntary transfers, and no transfer of such shares shall be recorded in the stock transfer books of MSH until MSH shall receive the written agreement of the transferee to such effect.

         (e) Repurchase Event. Upon (i) the death of Johnson, (ii) at such time as Johnson no longer holds a fifty percent (50%) interest in the voting stock of MSAM, or (iii) upon termination or material amendment of the Voting Trust (each a "Repurchase Event"), MSH, subject to the approval of the holders of seventy percent (70%) of the Class C Equivalent Stock, a majority of the shares of the Class B Common Stock and fifty-seven percent (57%) of the holders of Class B Equivalent Stock, shall have the right, but not the obligation, to purchase all of the Class A Common Stock and all other shares of MSH capital stock held by Johnson, Harms or their transferees for a purchase price equal to the Fair Market Value thereof. In the event MSH does not elect to exercise such option within thirty
(30) days of the occurrence of a Repurchase Event, the holders of the Class B Equivalent Stock and Class C Equivalent Stock shall have the right, but not the obligation, to purchase all of the Class A Common Stock and all other Shares held by Johnson, Harms or their transferees on a pro rata basis (based upon the number of shares of Class B and Class C Common Stock then outstanding, assuming the conversion of all outstanding Convertible Preferred Stock into Common Stock at the then applicable conversion price), for a purchase price equal to the Fair Market Value thereof. In the event any holder of Class B Equivalent Stock or Class C Equivalent Stock elects not to purchase its pro rata portion of the Class A Common Stock and all other shares of MSH capital stock held by Johnson, Harms or their transferees, the other holders shall have the right, but not the obligation, to purchase such portion on a pro rata basis. The holders of Class B Equivalent Stock and Class C Equivalent Stock shall elect to exercise their option by the delivery of written notice to all of the holders of Class A Common Stock and all other shares of MSH capital stock held by Johnson, Harms or their transferees within thirty (30) days of the occurrence of a Repurchase Event. The closing of such sale shall occur at a time and place designated by the purchaser; provided, that such closing shall occur within thirty (30) days of the determination of Fair Market Value.

         (f) Fair Market Value. For purposes of this Agreement, the "Fair Market Value" of the MSH capital stock shall first be determined based on the total amount at which MSH's entire Business Enterprise would exchange on the closing date of the purchase, without giving effect to discounts for minority interests or premiums for control, between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts, and neither being under compulsion to buy or sell. The Fair Market Value of MSH as a whole so determined shall then be allocated among all of the Interests in MSH in a manner which fairly recognizes and apportions their relative rights, interests and obligations, and allocates the Fair Market Value of MSH as a whole among them. For such purposes, a "Business Enterprise" shall mean all of the assets of the business of MSH and its Subsidiaries, both tangible and intangible and real and personal, after allowance for all associated liabilities. For the purposes hereof, the appraiser determining the Fair Market Value of the MSH capital stock shall not give consideration to lack of market demand for or marketability of such shares of MSH capital stock or to the fact that such shares of MSH capital stock may be subject to purchase or sale options or other provisions of this Agreement or any other agreement.

         (g) Repurchase Appraisals. The Fair Market Value of the Class A Common Stock and all other shares of MSH capital stock held by Johnson, Harms or their transferees will be determined as follows:

                 (i) The Purchasers holding sixty-seven percent (67%) of the issued and outstanding shares of the Class C Equivalent Stock and fifty-seven percent (57%) of the issued and outstanding shares of the Class B Equivalent Stock shall select an appraiser (which shall be an independent accounting, investment banking or appraisal firm actively engaged and generally recognized in the business of making appraisals of business enterprises of the same type as the Masada Business, hereinafter a "Qualified Appraiser") who shall determine the Fair Market Value of the Masada Business, within thirty (30) days following the notice under Section 15(e). Such Purchasers shall notify MSAM of the appraised value(s) so determined by delivering to MSAM a copy of the appraisal(s) within the thirty (30) day period. The Fair Market Value of the Masada Business shall be such appraised value(s) unless MSAM notifies such Purchasers within ten (10) days of receipt of the appraisal that it will have a second appraisal(s) performed in accordance with clause (ii) below;

                 (ii) MSAM may elect to name a second Qualified Appraiser who shall determine the Fair Market Value of the business of MSH within thirty (30) days after the notice to such Purchasers of the election to have a second appraisal made. The Fair Market Value of the Masada Business shall be the average of the two appraisals obtained by the Purchasers and MSAM if they differ in amount by no more than five percent (5%) of the lower of the two appraisals; and

                 (iii) If the appraisals made under clauses (i) and (ii) differ by more than five percent (5%) of the lower appraisal, the Fair Market Value shall be the average of the two appraisals obtained by the Purchasers and MSAM unless either party notifies the other within seven (7) days of receipt of the appraisal under clause (ii) that it wishes a third appraisal, in which case the two Qualified Appraisers shall select the third Qualified Appraiser who shall determine the Fair Market Value of the Masada Business within an additional thirty
         (30) days. The Fair Market Value of the Masada Business, if applicable, shall be the average of the Fair Market Value(s) determined by the third Qualified Appraiser and the other of the two appraisals from which the third appraisal differs the least. If the third appraisal is equidistant from the first and second appraisals, the third appraisal shall be the Fair Market Value.

         (h) Redemption Appraisals. The Fair Market Value of the Class C Convertible Preferred Stock pursuant to Section 16(a) and the Class B Convertible Preferred Stock pursuant to Section 16(b) will be determined as follows:

                 (i) The Requisite Holders of the class of Convertible Preferred Stock requesting redemption shall select a Qualified Appraiser who shall determine the Fair Market Value of the Masada Business, within thirty (30) days following MSH's receipt of a written demand for redemption pursuant to Sections 16(a) or 16(b). Such Purchasers shall notify MSH of the appraised value(s) so determined by delivering to MSH a copy of the appraisal(s) within the thirty (30) day period. The Fair Market Value of the Masada Business shall be such appraised value(s) unless MSH notifies such Requisite Holders within ten (10) days of receipt of the appraisal that it will have a second appraisal(s) performed in accordance with clause (ii) below;

                 (ii) MSH may elect to name a second Qualified Appraiser who shall determine the Fair Market Value of the business of MSH within thirty (30) days after the notice to such Requisite Holders of the election to have a second appraisal made. The Fair Market Value of the Masada Business shall be the average of the two appraisals obtained by the Requisite Holders and MSH if they differ in amount by no more than five percent (5%) of the lower of the two appraisals; and

                 (iii) If the appraisals made under clauses (i) and (ii) differ by more than five percent (5%) of the lower appraisal, the Fair Market Value shall be the average of the two appraisals obtained by the Requisite Holders and MSH unless either party notifies the other within seven (7) days of receipt of the appraisal under clause (ii) that it wishes a third appraisal, in which case the two Qualified Appraisers shall select the third Qualified Appraiser who shall determine the Fair Market Value of the Masada Business within an additional thirty (30) days. The Fair Market Value of the Masada Business, if applicable, shall be the average of the Fair Market Value(s) determined by the third Qualified Appraiser and the other of the two appraisals from which the third appraisal differs the least. If the third appraisal is equidistant from the first and second appraisals, the third appraisal shall be the Fair Market Value.

         (i) MSH shall make available to the appraisers all of the books and records of MSH and such other information as the appraisers shall reasonably request and shall be in the possession of MSH. The determination of Fair Market Value so made shall be binding upon the parties hereto and may not be challenged in the absence of evidence of fraud, bad faith or material factual mistake.

         (j)  MSH shall bear the cost of the appraisals under this Section 15.

         (k) All rights under this Section 15 (other than with regard to redemption appraisals) shall terminate upon the first to occur of February 11, 1998 or the effective date of the Initial Public Offering.

         SECTION 16.  Optional Redemption.   (a)  Upon the earlier to occur of
(i) holders of 60% of all of the issued and outstanding shares of Class A Preferred Stock making a demand for redemption of all or a portion of the shares of issued and outstanding Class A Preferred or Class S Preferred pursuant to Section 9(1), or (ii) on or at any time after May 31, 2001, upon the receipt by MSH from the Requisite Holders of Class C Equivalent Stock of their written demand delivered at least 30 days prior to the redemption hereunder of their Class C Convertible Preferred Stock, MSH shall (unless otherwise prevented by law or Contractually Precluded) redeem in whole, but not in part, the Class C Convertible Preferred Stock by paying in cash therefor an amount equal to its Fair Market Value (such amount being hereinafter sometimes referred to as the "Class C Redemption Price").

                 (i) The holders of record of shares of Class C Convertible Preferred Stock to be redeemed in accordance with this Section 16 shall be entitled to receive the Class C Redemption Price upon actual delivery to MSH or its agents of the certificates representing the shares entitled to be redeemed. If upon any redemption the assets of MSH available for redemption shall be insufficient to pay the holders of the Class C Convertible Preferred Stock the full amounts to which they are entitled, the Class C Convertible Preferred Stock then entitled to redemption shall participate ratably in the redemption, on a pro-rata basis with all other holders of the Class C Convertible Preferred Stock based upon the Class C Redemption Price.

                 (ii) Any shares of Class C Convertible Preferred Stock redeemed pursuant to this Section 16 or otherwise acquired by MSH in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and MSH may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Class C Convertible Preferred Stock.

                 (iii) Following the Closing Date, MSH shall not, without the consent of the holders of at least seventy percent (70%) of the outstanding shares of the Class C Equivalent Stock, which consent shall not be unreasonably withheld, enter into any agreement, instrument, commitment or transaction pursuant to which MSH shall be subject to, or make any covenant, representation or warranty which would prevent or contractually impair the exercise of the optional redemption rights provided for in this Section 16 or the obligation or ability of MSH to repurchase the Class C Convertible Preferred Stock. If MSH is unable, pursuant to any borrowing agreements of MSH, or in accordance with applicable corporation statutes, to purchase all of the Class C Convertible Preferred Stock which are the subject of a redemption notice, MSH shall, if so requested in writing by the Requisite Holders, (x) purchase in accordance with the redemption notice the maximum number of shares of Class C Convertible Preferred Stock which MSH may purchase and (y) in one or more installments, at the earliest time that MSH may lawfully and contractually do so, purchase all remaining of Class C Convertible Preferred Stock and pay interest at the then applicable prime rate of interest published in The Wall Street Journal on the amount of the aggregate Class C Redemption Price attributable to such remaining shares of Class C Convertible Preferred Stock to the date on which such amount is paid in full.

         (b) Upon the earlier to occur of (i) holders of 60% of all of the issued and outstanding shares of Class A Preferred Stock making a demand for redemption of all or a portion of the shares of issued and outstanding Class A Preferred or Class S Preferred pursuant to Section 9(1), or (ii) on or at any time after May 31, 2001, upon the receipt by MSH from the Requisite Holders of Class B Equivalent Stock of their written demand delivered at least 30 days prior to the redemption hereunder of their shares of Class B Convertible Preferred Stock, MSH shall (unless otherwise prevented by law or Contractually Precluded) redeem in whole, but not in part, the Class B Convertible Preferred Stock by paying in cash therefor an amount equal to its Fair Market Value (such amount being hereinafter sometimes referred to as the "Class B Redemption Price").

                 (i) The holders of record of shares of Class B Convertible Preferred Stock to be redeemed in accordance with this Section 16 shall be entitled to receive the

         Class B Redemption Price upon actual delivery to MSH or its agents of the certificates representing the shares entitled to be redeemed. If upon any redemption the assets of MSH available for redemption shall be insufficient to pay the holders of the Class B Convertible Preferred Stock the full amounts to which they are entitled, the Class B Convertible Preferred Stock then entitled to redemption shall participate ratably in the redemption, on a pro-rata basis with all other holders of the Class B Convertible Preferred Stock based upon the Class B Redemption Price.

                 (ii) Any shares of Class B Convertible Preferred Stock redeemed pursuant to this Section 16 or otherwise acquired by MSH in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and MSH may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Class B Convertible Preferred Stock.

                 (iii) Following the Closing Date, MSH shall not, without the consent of the holders of at least fifty-seven percent (57%) of the outstanding shares of the Class B Equivalent Stock, which consent shall not be unreasonably withheld, enter into any agreement, instrument, commitment or transaction pursuant to which MSH shall be subject to, or make any covenant, representation or warranty which would prevent or contractually impair the exercise of the optional redemption rights provided for in this Section 16 or the obligation or ability of MSH to repurchase the Class B Convertible Preferred Stock. If MSH is unable, pursuant to any borrowing agreements of MSH, or in accordance with applicable corporation statutes, to purchase all of the Class B Convertible Preferred Stock which are the subject of a redemption notice, MSH shall, if so requested in writing by the Requisite Holders, (x) purchase in accordance with the redemption notice the maximum number of shares of Class B Convertible Preferred Stock which MSH may purchase and (y) in one or more installments, at the earliest time that MSH may lawfully and contractually do so, purchase all remaining of Class B Convertible Preferred Stock and pay interest at the then applicable prime rate of interest as published in The Wall Street Journal on the amount of the aggregate Class B Redemption Price attributable to such remaining shares of Class B Convertible Preferred Stock to the date on which such amount is paid in full.

         (c) In the event that MSH is (i) unable to redeem the Class B Convertible Preferred Stock as the result of a request for redemption by the Requisite Holders of Class C Convertible Preferred Stock or (ii) unable to redeem the Class C Convertible Preferred Stock as the result of a request for redemption by the Requisite Holders of Class B Convertible Preferred Stock, MSH shall purchase, in accordance with the Redemption Notices, the maximum amount of Convertible Preferred Stock which it is otherwise permitted, pro-rata from the holders of Convertible Preferred Stock (based upon the number of shares of Class B and Class C Common Stock then outstanding, assuming the conversion of all outstanding Convertible Preferred Stock into Common Stock at the then applicable conversion prices) and (ii) in one or more installments, at the earliest time that MSH may lawfully and contractually do so, purchase all remaining of Convertible Preferred Stock and pay interest at the then applicable prime rate of interest as published in The Wall Street Journal on the amount of the aggregate Redemption Price attributable to such remaining shares of Class C Convertible Preferred Stock and Class B Convertible Preferred Stock, as the case may be, to the date on which such amount is paid in full.

         SECTION 17. Election of Directors. The Purchasers agree that so long as: (a) the holders of the Class B Common Stock shall have the right to elect two (2) directors pursuant to the Certificate, one (1) such director shall be nominated by Centennial III and one (1) such director shall be nominated by Norwest IV, and in the event the holders of the Class B Common Stock shall have the right to elect more than two (2) directors, the first two (2) directors shall be nominated by Centennial III and Norwest IV, respectively, and any additional directors shall be nominated by a vote of all of the holders of the Class B Common Stock; (b) the holders of the Class B Convertible Preferred Stock shall have the right to elect one (1) director pursuant to the Certificate, such director shall be nominated by Hancock; and (c) the holders of Class C Convertible Preferred Stock shall have the right to elect one (1) director pursuant to the Certificate, such director shall be nominated by CVCA.

         SECTION 18. Pledge or Transfer of Interests. Each of the Purchasers (other than Gabbard, Nordin and Whitaker) agree to refrain from pledging, encumbering or transferring more than fifty percent (50%) of the Interests held by such Purchaser, respectively, in MSH as of the date of this Agreement for so long as such pledge, encumbrance or transfer shall constitute an event of default under Article VII of the Term Loan Agreement.

         SECTION 19. Understanding Among the Purchasers. The determination of each Purchaser to purchase the shares of MSH capital stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements (including any projections) or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of MSH which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each Purchaser that no other Purchaser has acted as an agent of such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

         SECTION 20. Banks' Security Interest in Masada Stock; Subordination. The Purchasers hereby acknowledge that MSH has pledged the Masada Stock to the Banks to secure Masada's obligations to the Banks under the Term Loan Agreement and to secure MSH's obligations as the guarantor of such obligations. Each of the Purchasers covenants and agrees that any rights which it may have in respect of the Masada Stock are hereby subordinated in all respects (whether in a liquidation, reorganization or otherwise) to the prior perfected security interest of the Banks therein and to the prior payment in cash in full of all of Masada's and MSH's obligations to the Banks (the "Senior Obligations"). The Purchasers further agree that they shall not be entitled to exercise their remedies, if any, with respect to the Masada Stock, or be entitled to any of the proceeds from the sale thereof, unless and until the Senior Obligations shall have been paid in cash in full.

         SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto under separate counterparts, any one of which need not contain the signatures of more than one party, but all of which when taken together shall constitute one and the same instrument notwithstanding that all parties have not signed the same counterpart hereof.

         SECTION 22. Headings. The Section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement.

         SECTION 23. Third Party Rights. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right in favor of or with respect to any Person not a party to this Agreement.

         SECTION 24. Survival. The representations, warranties, covenants and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery thereof for the period of the statute of limitations applicable thereto, including any periods of waiver or extension thereof, and all statements contained in any certificate or document delivered by any party hereto shall be deemed to constitute a representation and warranty made herein by such party.

         SECTION 25. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

         SECTION 26. Partial Invalidity. If any provision of this Agreement is found by any competent authority to be void or unenforceable, such provision shall be modified, if possible, so as to effect the intent of the parties expressed herein, or if it cannot be so modified, it shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

         SECTION 27. Force Majeure. No party to this Agreement shall be deemed to be in breach or in violation of this Agreement if such party is prevented from performing any of its obligations hereunder (except obligations to pay sums of money due hereunder) for any reason beyond its control, including without limitation, acts of God, fire, flood, earthquake, unusually severe weather conditions, explosion, accident, riot, war, sabotage, requirements or actions or failure to act on the part of governmental authorities preventing performance, damage to or break down of necessary facilities beyond the control of the respective party (a "force majeure event"). Lack of financial resources shall not under any circumstances constitute a force majeure event. Upon the occurrence of any one or more such events, the party subject to such force majeure event shall promptly notify the other party of such event.

If such party is rendered unable, wholly or in part, by the force majeure event to carry out its obligations under this Agreement, the obligations of such party (except obligations to pay sums of money due hereunder), so far as they are affected by such force majeure event, shall be suspended during, but no longer than the continuance of, such force majeure event. The party affected by such force majeure event shall use all reasonable diligence to remedy the effect upon its ability to perform its obligations hereunder caused by such force majeure event as promptly as possible.

         SECTION 28. Notices. All notices and other official communicationS between the parties shall be in writing and shall be given by hand delivery or by a recognized overnight courier who maintains verification of delivery (deemed to be duly received on a date delivered), or by Express, certified or registered mail, postage prepaid, return receipt requested (deemed to be duly received seven (7) days after such mailing) or by telecopy (deemed to be received on the date sent, provided that the facsimile was properly addressed and disclosed the number of pages transmitted on its front sheet and that the transmission report produced indicates that each of the pages of the facsimile was received at the correct facsimile number) to each of the respective parties as follows:

         If to MSH to:

                 MASADA SECURITY HOLDINGS, INC.
                 950 22nd Street N., Suite 800
                 Birmingham, AL  35203
                 Attn:  Terry W. Johnson
                 Telecopy:  (800) 531-3293

         With a copy to:

                 BURR & FORMAN
                 Suite 3100, SouthTrust Tower
                 420 North 20th Street
                 Birmingham, AL  35203-3202
                 Attn:    W. Lee Thuston
                          David D. Dowd, III
                 Telecopy:  (205) 458-5100

         If to Purchasers to:

                 CENTENNIAL FUND III, L.P.
                 CENTENNIAL FUND IV, L.P.
                 1999 Broadway, Suite 2100
                 Denver, CO  80201-3977
                 Attn:    Steven C. Halstedt
                          Catharine Merigold
                          David C. Hull, Jr.
                 Telecopy:  (303) 292-3512

                 CHEMICAL VENTURE CAPITAL ASSOCIATES
                 c/o Chemical Venture Partners
                 270 Park Avenue, 5th Floor
                 New York, NY  10017-2070
                 Attn:    Arnold L. Chavkin
                          I. Robert Greene
                          Jonathan A. Lynch
                 Telecopy:  (212) 270-2327

                 CRITERION VENTURE PARTNERS III, LIMITED
                 Five Post Oak Park, Suite 2650
                 Houston, TX  77027
                 Attn:  David C. Hull, Jr.
                 Telecopy:  (713) 627-9292

                 NORWEST EQUITY PARTNERS IV
                 NORWEST EQUITY PARTNERS V
                 3000 Sand Hill Road
                 Building 3, Suite 245
                 Menlo Park, CA  94025
                 Attn:  George J. Still, Jr.
                 Telecopy:  (415) 854-6652

                 SOUTH ATLANTIC VENTURE FUND II, LIMITED PARTNERSHIP SOUTH ATLANTIC VENTURE FUND III, LIMITED PARTNERSHIP 614 West Bay Street, Suite 200
                 Tampa, FL  33606-2704
                 Attn:  Donald W. Burton
                 Telecopy:  (813) 253-2360

                 O. GENE GABBARD, Trustee
                 102 Marseille Place
                 Cary, North Carolina  27511
                 Telecopy:  (919) 319-0026

                 HANCOCK VENTURE PARTNERS IV-DIRECT FUND L.P.
                 One Financial Center
                 44th Floor
                 Boston, MA  02111
                 Attn:  William A. Johnston
                 Telecopy:  (617) 350-0305

                 BERTIL D. NORDIN
                 14 Bald Creek Way
                 Dunwoody, Georgia  30350-4402
                 Telecopy:  (404) 551-8968

                 CAROL deB. WHITAKER
                 Whitko & Company
                 3200 Cherry Creek South Drive, Suite 410
                 Denver, CO  80209
                 Telecopy:  (303) 733-7480

With a copy to:

                 Gallop, Johnson & Neuman, L.C.
                 101 South Hanley Road, Suite 1600
                 St. Louis, MO  63105
                 Attn:  Alan G. Johnson, Esq.
                 Telecopy:  (314) 862-1219

                 Mayer, Brown & Platt
                 1675 Broadway
                 New York, NY  10019
                 Attn:  Mark S. Wojciechowski
                 Telecopy:  (212) 262-1910

                 Debevoise & Plimpton
                 875 Third Avenue
                 New York, NY  10022
                 Attn:  David Schwartz
                 Telecopy:  (212) 909-6836

If to Management Purchasers or MSAM to:

                 TERRY W. JOHNSON
                 950 22nd Street N., Suite 800
                 Birmingham, AL  35213
                 Telecopy:  (800) 531-3293

                 DARYL E. HARMS
                 3900 Montclair Road, Suite 301
                 Birmingham, AL  35213
                 Telecopy:  (205) 871-3574

With a copy to:

                 BURR & FORMAN
                 Suite 3100, SouthTrust Tower
                 420 North 20th Street
                 Birmingham, AL  35203-3202
                 Attn:    W. Lee Thuston
                          David D. Dowd, III
                 Telecopy:  (205) 458-5100

or to such other address for any of the parties hereto as from time to time shall be designated by notice given by such party to the other party in the manner hereinabove provided.

         SECTION 29. Authority of Signatories. Each signatory to this Agreement in a representative capacity, whether as an officer, trustee or partner, represents and warrants that the execution and delivery of this Agreement by such representative and the performance of the covenants and agreements herein contained by the Person for whom such representative is acting have been duly authorized by all necessary action.

         SECTION 30. Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed that each and every covenant, undertaking and agreement made herein by a party hereto that is not an individual was not made or intended to be made as a personal or individual undertaking or agreement on the part of any past, present or future officer, director, shareholder, partner or agent of any party hereto, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against any such past, present or future officer, director, shareholder, employee, partner or agent of any party hereto, or any of them, all such recourse (whether in common law, in equity, by statute or otherwise), is hereby forever waived and released, and the sole recourse being to the assets and property of the parties hereto.

         SECTION 31. Rights of Assignment. (a) All of the terms, covenants and undertakings contained in this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Except as specifically provided otherwise herein, the Purchasers may assign their rights and delegate their obligations, in whole or in part, to any Person in connection with the transfer of any shares of capital stock of MSH; provided, however, that any transfer of such shares may be made only upon the transferor providing MSH satisfactory assurance that the provisions of the Act would not be violated thereby, such assurance to be in the form of an opinion of counsel for the transferor, reasonably satisfactory to MSH, or a no action letter from the Securities and Exchange Commission; and, provided, further, that it shall also be a condition to any such transfer that the transferee agree in writing to be bound by the covenants herein contained applicable to the Purchasers. If any transfer is made in accordance with the foregoing requirements, the transferee shall be thereafter deemed and considered as a Purchaser under this Agreement.

         (b) It is agreed and acknowledged that all certificates representing shares of capital stock of MSH shall contain the following legend until such time as such shares shall be registered pursuant to the Act:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE AND SUCH REGISTRATION IS NOT CONTEMPLATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED IN WHOLE OR IN
         PART IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         (c) It is further agreed and acknowledged that all certificates representing shares of capital stock of MSH shall contain the following legend until such time as this Agreement is terminated in accordance with the provisions hereof:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND THE HOLDERS OF THIS CERTIFICATE ARE SUBJECT TO CERTAIN COVENANTS AND AGREEMENTS, ALL AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 1, 1993, AS AMENDED AND RESTATED ON FEBRUARY 11, 1994 AND AS FURTHER AMENDED AND RESTATED ON MAY 31, 1995, A COPY OF WHICH IS MAINTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION.

         (d) It is further agreed and acknowledged that all certificates representing the shares of capital stock of MSH shall contain the following legend as required by the General Corporation Law of Delaware:

         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             MASADA SECURITY HOLDINGS, INC.


                             By:     /s/ Terry W. Johnson
                                -----------------------------------------------
                                     Terry W. Johnson, President

                             CHEMICAL VENTURE CAPITAL ASSOCIATES
                             By:     Chemical Ventures Partners
                                     Its General Partner


                             By:     /s/ I. Robert Greene
                                -----------------------------------------------
                                     General Partner

                             CENTENNIAL FUND III, L.P.
                             By:     Centennial Holdings III, L.P.,
                                     Its General Partner


                             By:     /s/ Steven C. Halstedt
                                -----------------------------------------------
                                     Steven C. Halstedt, General Partner

                             CENTENNIAL FUND IV, L.P.
                             By:     Centennial Holdings IV, L.P.
                                     Its General Partner


                             By:     /s/ Steven C. Halstedt
                                -----------------------------------------------
                                     Steven C. Halstedt, General Partner

                             CRITERION VENTURE PARTNERS III,
                             LIMITED
                             By: Criterion Venture Partners III, General Partner, Its General Partner
                             By: Criterion Investments, Inc., Its Corporate General Partner


                             By:     /s/ David C. Hull, Jr.
                                -----------------------------------------------
                                     David C. Hull, Jr., Senior Vice President

                             NORWEST EQUITY PARTNERS IV,
                             A MINNESOTA LIMITED PARTNERSHIP
                             By:     Itasca Partners, General Partner


                             By:     /s/ George J. Still, Jr.
                                -----------------------------------------------
                                     George J. Still, Jr., General Partner


                             NORWEST EQUITY PARTNERS V,
                             A MINNESOTA LIMITED LIABILITY PARTNERSHIP
                             By:     Itasca Partners II, General Partner


                             By:     /s/ George J. Still, Jr.
                                -----------------------------------------------
                                     George J. Still, Jr., General Partner


                             SOUTH ATLANTIC VENTURE FUND II,
                             LIMITED PARTNERSHIP
                             By: South Atlantic Venture Partners II, Limite Partnership, General Partner


                             By:     /s/ Donald W. Burton
                                -----------------------------------------------
                                     General Partner


                             SOUTH ATLANTIC VENTURE FUND III,
                             LIMITED PARTNERSHIP
                             By: South Atlantic Venture Partners III, Limit Partnership, General Partner


                             By:     /s/ Donald W. Burton
                                -----------------------------------------------
                                     General Partner


                             THE O. GENE GABBARD REVOCABLE TRUST


                             By:     /s/ O. Gene Gabbard
                                -----------------------------------------------
                                     O. Gene Gabbard, Trustee

                             HANCOCK VENTURE PARTNERS IV-DIRECT
                             FUND L.P.
                             By:     Back Bay Partners XII L.P.
                                     Its General Partner
                             By:     Hancock Venture Partners, Inc.
                                     Its General Partner


                             By:     /s/ William A. Johnston
                                -----------------------------------------------
                                     General Partner
                                -------------------------------




                             /s/ Bertil D. Nordin
                             --------------------------------------------------
                             BERTIL D. NORDIN



                             /s/ Carol Deb. Whitaker
                             --------------------------------------------------
                             CAROL DEB. WHITAKER



                             /s/ Terry W. Johnson
                             --------------------------------------------------
                             TERRY W. JOHNSON



                             /s/ Daryl E. Harris
                             --------------------------------------------------
                             DARYL E. HARMS


                             MSAM, INC.


                             By:     /s/ Terry W. Johnson
                                -----------------------------------------------
                                     Terry W. Johnson, President